As filed with the Securities and Exchange Commission on October 21, 2005

An Exhibit List can be found on page 101.

Registration No. 333-127199

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREAT AMERICAN FAMILY PARKS, INC.

(Name of small business issuer in its charter)

Nevada                                                          7900                                             91-0626756

(State or other Jurisdiction               (Primary Standard Industrial                        (I.R.S. Employer

of Incorporation or Organization)    Classification Code Number)                       Identification No.)

208 SOUTH ACADEMY AVENUE, SUITE 130

Eagle, Idaho 83616

(208) 342-8888

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant's Principal Executive Offices)

LARRY L. EASTLAND, PRESIDENT AND CEO

208 SOUTH ACADEMY AVENUE, SUITE 130

EAGLE, IDAHO 83616

(208) 342-8888

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES TO:

RICHARD A. FRIEDMAN, ESQ.

SICHENZIA ROSS FRIEDMAN FERENCE LLP

1065 AVENUE OF AMERICAS

NEW YORK, NEW YORK 10018

Tel:(212) 930-9700

Fax:(212) 930-9725

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE (1)

====================================================================================================================

 TITLE OF EACH CLASS OF                                                           PROPOSED                            PROPOSED                          AMOUNT OF

           SECURITIES TO                    AMOUNT TO BE         MAXIMUM OFFERING       MAXIMUM AGGREGATE          REGISTRATION

             BE REGISTERED                    REGISTERED             PRICE PER UNIT(1)                OFFERING PRICE(1)                        FEE

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value                   12,844,000(2)                 $1.02                                      $13,100,880                            $1,541.97

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value                   14,300,000(3)                 $1.02                                      $14,586,000                            $1,716.77

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value                    1,666,663(4)                  $1.02                                      $1,699,996.2                            $200.08

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value                       292,000(5)                  $1.02                                         $297,840                                 $35.05

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

TOTAL                                                     29,102,663                                                                    $29,684,716                            $3,493.89

=====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Pink Sheets on October 11, 2005.

(2) Represents shares of common stock issued to certain of the selling stockholders pursuant to (i) our September 2004 private placement and (ii) our June 2005 private placement. The Company’s September 2004 and June 2005 private placements, which account for the majority of the shares being registered in the registration statement.

(3) Represents shares of common stock underlying warrants issued to certain of the selling stockholders pursuant to (i) our September 2004 private placement and (ii) our June 2005 private placement. The Company’s September 2004 and June 2005 private placements, which account for the majority of the shares being registered in the registration statement.

(4) Represents shares of common stock issued to certain of the selling stockholders pursuant to a Share Exchange Agreement between Great Western Parks LLC and Royal Pacific Resources, Inc. in December 2003.

(5) Represents shares of common stock issued to certain of the selling stockholders pursuant to Agreements for services.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED October 21, 2005

Great American Family Parks, Inc.

29,102,663 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of 29,102,663 shares of our common stock, including 14,300,000 shares issuable upon the exercise of warrants. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

Our common stock is listed on the Pink Sheets under the symbol "GFAM." The last reported sales price per share of our common stock as reported by the Pink Sheets on October 11, 2005 was $1.02.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

The total number of shares sold herewith includes the following shares owned by or to be issued to the selling stockholders:

•

12,844,000 shares of common stock issued to investors who participated to our June 2005 and September 2004 private placements;

•

12,844,000 shares of common stock underlying warrants issued to investors who participated in our June 2005 and September 2004 private placements;

•

1,456,000 warrants issued to First Montauk Securities Corp., the placement agent for our June 2005 and September 2004 private placements, and employees of First Montauk, as compensation for placement agent services;

•

1,666,663 shares of common stock issued to certain of the selling stockholders pursuant to a Share Exchange Agreement between Great Western Parks LLC and Royal Pacific Resources, Inc. in December 2003. The Share Exchange Agreement resulted in Great Western Parks acquiring control of Royal Pacific Resources and changing the name to Great American Family Parks, Inc.

•

250,000 shares of common stock issued to National Financial Communications Network pursuant to a public relations consulting agreement;

•

42,000 shares of our common stock issued to Mark Wachs & Associates pursuant to a public relations consulting agreement;

 SEE "RISK FACTORS" BEGINNING ON PAGE 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____ __, 2005.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Great American Family Parks, Inc., with the Securities and Exchange Commission. The Selling Stockholder may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5

RISK FACTORS	9

USE OF PROCEEDS	13

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	13

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15

DESCRIPTION OF BUSINESS	20

MANAGEMENT	23

EXECUTIVE COMPENSATION	25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27

DESCRIPTION OF SECURITIES	28

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28

SELLING STOCKHOLDERS	28

PLAN OF DISTRIBUTION	41

LEGAL MATTERS	44

EXPERTS	44

AVAILABLE INFORMATION	45

FINANCIAL STATEMENT INDEX	46

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS	99

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS	99

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS	99

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	100

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES	100

ITEM 27. EXHIBITS	101

UNDERTAKINGS	103

SIGNATURES	104

 PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

 GREAT AMERICAN FAMILY PARKS, INC.

Great American Family Parks is in the business of acquiring, developing and operating regional theme parks. We plan to build a family of parks primarily through acquisitions of small regional privately owned parks.  Our goal is to develop a series of compatible, but distinct entertainment and amusement products including themed amusement parks, associated products, food and beverage, and multimedia offerings.  The implementation of this strategy has begun with themed amusement parks and attractions.  Our business plan is to acquire existing properties.  The intent is to target properties located in and around “middle markets” listed among the 75 to 125 largest Standard Metropolitan Areas in the United States – a “niche market” of medium-sized urban areas.

Great American Family Parks currently owns and operates two facilities: Wild Animal Safari, Inc. in Pine Mountain, Georgia and the retail facilities surrounding The Idaho Center, a regional entertainment complex in the Boise, Idaho area.

Our principal executive offices are located at 208 South Academy Avenue, Suite 130, Eagle, Idaho 83616 and our telephone number is (208) 342-8888. We are incorporated in the State of Nevada.

The Offering

Common stock offered by selling stockholders........................	29,102,663 shares, including
14,300,000 shares issuable upon the exercise
of common stock purchase warrants, assuming
full exercise of the warrants. This number
represents 24.18% of the total number of
shares to be outstanding following this
offering assuming the exercise of all
securities being registered.

Common stock to be outstanding after the offering...................	59,154,537 shares

Use of proceeds..........................................………………...….	We will not receive any proceeds from the sale
of the common stock. However, we will receive
the exercise price of any common stock we issue to
the selling stockholders upon exercise of the
warrants. We expect to use the proceeds
received from the exercise of their
warrants, if any, for general working capital
purposes.

Pink Sheets Symbol.....................................….…………..........	GFAM

The above information regarding common stock to be outstanding after the offering is based on 44,854,537 shares of common stock outstanding as of October 7, 2005 and assumes the subsequent issuance of common stock to the selling stockholders and exercise of warrants by our selling stockholders.

RECENT DEVELOPMENTS

June 2005 Private Placement

On June 24, 2005, we completed a private placement pursuant to which we sold and issued 11,128,000 shares of common stock and common stock purchase warrants to purchase 11,128,000 shares of our common stock to certain purchasers who are a party to the Subscription Agreement for an aggregate purchase price of $3,338,400. The proceeds were used to complete our acquisition of the assets of Ron Snider & Associates, Inc. doing business as Wild Animal Safari or Pine Mountain Wild Animal Park, as described below.

The warrants are exercisable from June 24, 2005 until June 23, 2010 for up to 11,128,000 shares of common stock at an exercise price of $.35 per share, subject to certain adjustments and protections.

First Montauk Securities Corp. acted as selling agent in connection with the offering. We issued a total of 1,112,800 warrants on June 24, 2005 to the First Montauk Securities Corp. and affiliated individuals and First Montauk Securities Corp. received gross fees of $433,992, as consideration for services performed in connection with the private placement.

The issuance of the shares and the warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

Acquisition of the Assets of Ron Snider & Associates, doing business as Wild Animal Safari or Pine Mountain Wild Animal Park

On June 13, 2005, we completed our acquisition of Pine Mountain Wild Animal Park located in Pine Mountain, Georgia. The purchase was for the assets of Ron Snider & Associates, Inc., which operated under the name of Pine Mountain Wild Animal Park, and was also generally known as Wild Animal Safari. At closing, we paid $350,000 in cash and a promissory note for $350,000. We also entered into a Real Estate Purchase agreement for the underlying land and all buildings, improvements and fixtures of the park for $4,000,000.

September 2004 Private Placement

On September 28, 2004, we completed a private placement pursuant to which we sold and issued 1,716,000 shares of common stock and common stock purchase warrants to purchase 1,716,000 shares of our common stock to certain purchasers who are a party to the Unit Purchase Agreement for an aggregate purchase price of $429,000.

The warrants are exercisable from September 28, 2004 until September 27, 2009 for up to 1,716,000 shares of common stock at an exercise price of $.30 per share, subject to certain adjustments and protections.

First Montauk Securities Corp. acted as selling agent in connection with the offering. We issued a total of 343,200 warrants to the First Montauk Securities Corp. and affiliated individuals and First Montauk Securities Corp. received gross fees of $55,770 as consideration for services performed in connection with the issuance of the common shares and warrants to the purchasers pursuant to the Unit Purchase Agreement. First Montauk Securities Corp. has no obligation to buy any common shares from us. In addition, we have agreed to indemnify First Montauk Securities Corp. and other persons against specific liabilities under the Securities Act of 1933, as amended.

The issuance of the shares and the warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

Share Exchange Agreement between Great Western Parks LLC and Royal Pacific Resources, Inc.

On December 19, 2003, Royal Pacific Resources, Inc. acquired the assets of Great Western Parks, LLC, including the Crossroads Convenience Center, pursuant to a Share Exchange Agreement that resulted in our current management assuming control and changing the corporate name to Great American Family Parks, Inc.

 SUMMARY SELECTED FINANCIAL DATA AND PROFORMA FINANCIAL DATA

(In thousands of U.S. dollars, except share and per share data)

The summary financial data set forth below has been derived from our audited and unaudited financial statements included in this prospectus.

The following three pages contain selected financial information related to (a) the parent corporation Great American Family Parks, Inc. (b) Ron Snider & Associates, Inc. dba Wild Animal Safari and Pine Mountain Wild Animal Park (we acquired the assets of Ron Snider & Associates, Inc. on June 13, 2005, and these assets are now part of our Wild Animal Safari, Inc. subsidiary), and (c) pro forma combined condensed statement of operations and balance sheet information as if the assets of Ron Snider & Associates had been acquired as of January 1, 2005. For a more detailed discussion of the businesses and the acquisitions you should refer to the overview section in Management's Discussion and Analysis.

The summary historical financial data of our parent corporation and subsidiary for each of the years ended 2004 and 2003 and as of March 31, 2005 and 2004 has been derived from their audited and unaudited financial statements.

The summary pro forma combined condensed statement of operations and balance sheet information has been derived from the unaudited pro forma combined condensed statement of operations included elsewhere in this prospectus. The pro forma adjustments are based upon estimates and certain assumptions that management believes are reasonable in the circumstances. The summary pro forma financial data is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the acquisition of the assets of Ron Snider & Associates actually been consummated on January 1, 2005 and do not purport to indicate results of operations as of any future date or for any future period.

The following data should be read in conjunction with the "Unaudited Pro Forma Combined Condensed Statement Of Operations," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of our parent company and our subsidiary included elsewhere in this prospectus.

Because the following is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements from which this information was derived and their explanatory notes and Management's Discussion and Analysis, before making an investment decision.

I. Great American Family Parks, Inc.
	Year ended December 31,		Six months ended June 30,
	2004	2003	2005	2004
Statement of Operations Data:
Revenues	$4,610,452	$3,993,515	$2,909,271	2,099,503
Gross Profit	589,205	602,543	483,485	346,680
Net Profit (Loss)	(280,406)	(4,984)	(292,242)	71,449

	Year ended December 31,		Six months ended June 30,
	2004		2005
Balance Sheet Data:
Working Capital	(118,546)		(207,950)
Long Term Liabilities	773,609		2,830,290
Total Current Liabilities	247,285		744,247
Total Shareholder's Equity	291,859		2,774,228

II. Ron Snider & Associates, Inc. d/b/a Wild Animal Safari and Pine
Mountain Wild Animal Park

	Year ended December 31,		Three months ended March 31,
	2004	2003	2005	2004
Statement of Operations Data:
Revenues	$1,870,825	$1,576,338	$264,146	236,394
Gross Profit	1,636,858	1,460,969	245,481	224,414
Net Profit (Loss)	754,020	680,894	60,021	78,321

	Year ended December 31,		Three months ended March 31,
	2004		2005
Balance Sheet Data:
Working Capital	548,440		1,095,022
Long Term Liabilities	0		500,166
Total Current Liabilities	551,874		14,278
Total Shareholder's Equity	948,529		743,768

 PROFORMA SHOWS THE EFFECT OF THE ACQUISITION OF THE ASSETS OF RON SNIDER & ASSOCIATES, DOING BUSINESS AS WILD ANIMAL SAFARI AND PINE MOUNTAIN WILD ANIMAL PARK.   SEE THE PROFORMA UNAUDITED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES FOR A FURTHER EXPLANATION.

 RISK FACTORS

If you purchase shares of our common stock, you will take on a financial risk. In deciding whether to invest, you should consider carefully the following risk factors, the information contained in this prospectus and the other information to which we have referred you. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risk Factors Relating to Our Business:

We May Never Become Profitable Nor Continue As A Going Concern Because We Have Had Losses Since Our Inception.

As indicated in the audit opinions contained in our financial statements that are part of this prospectus, we may never become profitable nor continue as a going concern because we have incurred losses and experienced negative operating cash flow since our formation. For the three months ended March 31, 2005 and 2004, we had a net loss of $46,449 and net profit of $62,971, respectively. For our fiscal years ended December 31, 2004 and 2003, we had a net loss of $280,406 and $4,984, respectively. We expect to continue to incur significant expenses. Our operating expenses have outpaced and may continue to outpace revenues, which could result in significant losses in the near term. We may never be able to reduce these losses, which would require us to seek additional debt or equity financing. If such financing is obtained our existing shareholders may experience significant additional dilution.

We intend to continue the development of our business interests. However, we have insufficient working capital necessary to be successful in this effort, which raises substantial doubt about our ability to continue as a going concern. We have a negative current working capital which indicates an inability to operate for the coming year. However, our major source of income is from cash sales, which will provide sufficient cash flow to service our current debt. We will need additional funding to acquire the new assets contemplated in the future. During the second quarter of 2005 we received additional funding through a private placement of our common stock. We will seek additional equity and debt financing in order to be in a position to take advantage of opportunities for the purchase of additional theme parks. We will be able to operate our divisions for the coming year from the proceeds of cash sales even if the funding necessary to complete additional proposed acquisitions fails.

We Have Limited Operating History Which Is Based Solely Upon Our Retail Facility; We Have Only Recently Begun to Operate a Theme Park Which is Our Intended Business Plan.

We have a limited operating history based solely upon our retail facility, and our financial health will be subject to all the risks inherent in the establishment of a new business enterprise. We have been officially operating under our current business plan of acquiring theme parks since 2003, when we reached a preliminary agreement to purchase Wild Animal Safari. Subsequently in 2003, our current management gained control of Royal Pacific Resources and changed its name to Great American Family Parks. The likelihood of our success must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup and growth of a new business, and the competitive environment in which we will operate.  Our success is dependent upon the successful financing and development of our business plan.  No assurance of success is offered.   Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business and marketing and developing products.  These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing and governmental regulation.  Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations.  Even though the principal executives of our GFAM Management Corporation subsidiary and our Wild Animal Safari, Inc. subsidiary each have approximately 35 years of experience in the theme park industry, we can give no assurance we can or will ever operate profitably.

Our Historical Financial Statements do not Reflect Our Entire Business.

Our financial statements for the year ended December 31, 2004 do not reflect our recent acquisition of the assets of Pine Mountain Wild Animal Park. Rather, our financial statements for the year ended December 31, 2004 reflect Great American Family Parks, Inc. as a parent corporation with its sole subsidiary Crossroads Convenience Center LLC. As a result, these financial statements reflect our ability to own and manage the retail sales and operations included in most entertainment facilities, but not the added intricacies of a themed entertainment attraction, which include the care and management of a large number of exotic and unusual animals, a large amount of acreage to maintain, and an increased number of employees and customers.  As a result, our financial statements do not reflect our overall financial condition or ability to successfully operate our business.  Investors may therefore not have adequate information regarding our ability to generate revenue or income from our theme park business.  Investors should not rely upon our current financial statements currently available to project our future financial performance.

We May Not Identify or Complete Acquisitions in a Timely, Cost-Effective Manner, If At All.

Our business plan is predicated upon the acquisition of additional local or regional theme parks and attractions. However, there can be no assurance that we will be successful in acquiring and operating additional local or regional theme parks and attractions. Competition for acquisition opportunities in the theme park industry is intense as there is a limited number of parks within the United States and Canada that could reasonably qualify as acquisition targets for us. Our acquisition strategy is dependent upon, among other things, our ability to: identify acquisition opportunities; obtain debt and equity financing; and obtain necessary regulatory approvals.  Our ability to pursue our acquisition strategy may be hindered if we are not able to successfully identify acquisition targets or obtain the necessary financing or regulatory approvals, including but not limited to those arising under federal and state antitrust and environmental laws.

We May Be Unable To Effectively Manage Our Growth or Implement Our Expansion Strategy.

Our acquisition strategy is subject to related risks, including pressure on our management and on our internal systems and controls. Our planned growth will require us to invest in new, and improve our existing, operational, technological and financial systems and to expand, train and retain our employee base. Our failure to effectively manage our growth could have a material adverse effect on our future financial condition.

Significant Amounts of Additional Financing May Be Necessary For the Implementation of Our Business Plan.

Great American Family Parks may require additional debt and equity financing to pursue its acquisition strategy.  Given its limited operating history and existing losses, there can be no assurance that we will be successful in obtaining additional financing.  Lack of additional funding could force us to curtail substantially our expansion plans. Furthermore, the issuance by us of any additional securities and the exercise of Warrants which might arise under any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

A Downturn In Economic Conditions Could Adversely Affect Our Business.

The theme park industry typically relies upon the expenditure of consumer discretionary income. A significant downturn in the United States or global economy or any other uncertainties regarding future economic prospects could affect consumer-spending habits, which would have a material adverse impact on our operations and financial results. Some of the factors that may have an adverse impact on our theme park operations include an increase in the price of fuel, an increase in the price of admission to our theme park, an increase security costs, and a decrease in the distance families are willing to travel for entertainment.

A Variety of Factors Beyond Our Control Could Adversely Impact Attendance at Our Venues and Thus Our Operating Results.

The success of our Wild Animal Safari theme park and Crossroads Convenience Center complex is dependent upon attracting large numbers of visitors on a continual basis. A variety of actual or projected events could reduce the number of visitors at our venues and harm our operating results, including but not limited to the following:

▪

Inclement weather and forecasts thereof;

▪

Natural disasters and forecasts thereof;

▪

Human or animal borne disease and threats thereof;

▪

Terrorist attacks and threats thereof;

▪

Accidents occurring or almost occurring at our venues or at competing venues;

▪

Actual or attempted security breaches at our venues or at competing venues;

▪

An economic downturn and projections thereof;

▪

Fuel price increases and projections thereof;

▪

Airline ticket price increases and forecasts thereof;

▪

Disruptions in air travel and threats thereof;

▪

Competition from numerous theme park and entertainment alternatives.

The Theme Park Industry is Highly Competitive and We May Be Unable to Compete Effectively.

The theme park industry is highly competitive, highly fragmented, rapidly evolving, and subject to technological change and intense marketing by providers with similar products. One of our competitors, Callaway Gardens, is located within five miles of our Wild Animal Safari Park. Many of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we have. In the event that such a competitor expends significant sales and marketing resources in one or several markets we may not be able to compete successfully in such markets. Great American Family Parks believes that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect our gross margins if we are not able to reduce costs commensurate with such price reductions.  In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide the same or similar products offered or proposed to be offered by us.  If our competitors were to provide better and more cost effective products, our business could be materially and adversely affected.

We Face Strong Competition From Numerous Entertainment Alternatives.

In addition to competing with other themed and amusement parks, our venues compete with other types of recreational venues and entertainment alternatives, including but not limited to movies, sports attractions, vacation travel and video games. There can be no assurance that we will successfully differentiate ourselves from these entertainment alternatives or that consumers will consider our entertainment offerings to be more appealing than those of our competitors. The development of technology-based entertainment has provided families with a wider selection of entertainment alternatives close to or in their homes, including home entertainment units, online gaming, and video game parlors. In addition, traditional theme parks have been able to reduce the cost and increase the variety of their attractions by implementing technologies that cannot be readily incorporated by a wild animal park such as Wild Animal Safari.

Our Insurance Coverage May Not Be Adequate To Cover All Possible Losses That We Could Suffer, and Our Insurance Costs May Increase.

Companies engaged in the theme park business may be sued for substantial damages in the event of an actual or alleged accident. An accident occurring at our parks or at competing parks may reduce attendance, increase insurance premiums, and negatively impact our operating results.  Wild Animal Safari contains a drive-through, safari style animal park, and there are inherent risks associated with allowing the public to interact with animals.  Although we carry liability insurance to cover this risk, there can be no assurance that our coverage will be adequate to cover liabilities, or that we will be able to afford or obtain adequate coverage should a catastrophic incident occur.

Great American Family Parks currently has $6,000,000 of liability insurance through its Wild Animal Safari, Inc. subsidiary. In addition, Great American Family Parks also has liability insurance for its Crossroads Convenience Center LLC totaling $2,105,000. We will continue to use reasonable commercial efforts to maintain policies of liability, fire and casualty insurance sufficient to provide reasonable coverage for risks arising from accidents, fire, weather, other acts of God, and other potential casualties. There can be no assurance that we will be able to obtain adequate levels of insurance to protect against suits and judgments in connection with accidents or other disasters that may occur in our theme parks.

Our Ownership of Real Property Subjects Us to Environmental Regulation, Which Creates Uncertainty Regarding Future Environmental Expenditures and Liabilities.

We may be required to incur costs to comply with environmental requirements, such as those relating to discharges to air, water and land; the handling and disposal of solid and hazardous waste; and the cleanup of properties affected by hazardous substances. Under these and other environmental requirements we may be required to investigate and clean up hazardous or toxic substances or chemical releases at one of our properties. As an owner or operator, we could also be held responsible to a governmental entity or third party for property damage, personal injury and investigation and cleanup costs incurred by them in connection with any contamination. Environmental laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. The liability under those laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use our property. We are not currently aware of any material environmental risks regarding our properties. However, we may be required to incur costs to remediate potential environmental hazards or to mitigate environmental risks in the future.

We Are Dependent Upon the Services of Our CEO and other Key Personnel and Consultants.

Great American Family Parks’ success is heavily dependent on the continued active participation of our current executive officers listed under “Management.” Loss of the services of one or more of these officers could have a material adverse effect upon our business, financial condition or results of operations. In particular, we place substantial reliance upon the efforts and abilities of Dr. Larry Eastland, our chief executive officer.  The loss of Dr. Eastland's services could have a serious adverse effect on our business, operations, revenues or prospects. We currently maintain key man insurance on Dr. Eastland’s life, with a death benefit payout of $1,000,000 to Great American Family Parks as beneficiary of the policy.

Further, our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel.  Competition for qualified employees among companies in the theme park industry is intense, and the loss of any such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on the Company. The inability of the Company to attract and retain the necessary personnel and consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

Risk Factors Relating to Our Common Stock:

The Market Price Of Our Common Stock May Decline Because There Are Warrants That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price.

The market price of our common stock may decline because there are a large number of warrants that may be available for future sale, and the sale of these shares may depress the market price. As of October 7, 2005, we had approximately 44,854,537 shares of common stock issued and outstanding and outstanding warrants to purchase up to 14,300,000 shares of common stock. The warrants represent approximately 31.8% of our common stock issued and outstanding. All of the shares included in this prospectus may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

Our Common Stock is Subject to the “Penny Stock” Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions In Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

*    that a broker or dealer approve a person's account for transactions in penny stocks; and

*    the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

*    obtain financial information and investment experience objectives of the person; and

*    make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

*     sets forth the basis on which the broker or dealer made the suitability determination; and

*     that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We Do Not Expect to Pay Dividends for Some Time, if At All.

No cash dividends have been paid on our common stock.  We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends in the near future.  Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors.

The Public Market for Our Common Stock is Volatile and Limited.

Our common stock is currently quoted on the Pink Sheets under the ticker symbol GFAM.  The Pink Sheets is not an exchange.  Trading of securities on the Pink Sheets is often more sporadic than the trading of securities listed on an exchange.  Investors may have difficulty reselling their shares at or above the initial offering price.  As of October 7, 2005, there were approximately 44,854,537 shares of Common Stock outstanding, of which approximately 1,645,867 were tradable without restriction under the Securities Act. There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory action, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.

Future Capital Needs Could Result in Dilution to Investors; Additional Financing Could be Unavailable or Have Unfavorable Terms.

Our future capital requirements will depend on many factors, including cash flow from operations, progress in our present operations, competing market developments, and our ability to market our products successfully.  It may be necessary to raise additional funds through equity or debt financings.  Any equity financings could result in dilution to our then-existing stockholders.  Sources of debt financing may result in higher interest expense.  Any financing, if available, may be on terms unfavorable to us.  If adequate funds are not obtained, we may be required to reduce or curtail operations.  We anticipate that our existing capital resources, together with the net proceeds of this Offering, will be adequate to satisfy our operating expenses and capital requirements for at least 6 months after the date of this Memorandum.  However, such estimates may prove to be inaccurate.

 USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholder. All of the net proceeds from the sale of our common stock will go to the selling stockholder. If all warrants held by the selling stockholders are exercised, we will receive $3,894,800 in proceeds.

We anticipate that any proceeds from the exercise of warrants by the selling stockholders will be used for general corporate purposes, which may include but are not limited to working capital, capital expenditures, acquisitions and the repayment or refinancing of our indebtedness. Pending the application of any proceeds from the exercise of warrants, if any, by the selling stockholders, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded on the Pink Sheets under the symbol "GFAM". The table below sets forth, for the periods indicated, the high and low closing prices per share of the common stock as reported on the Pink Sheets.  These quotations reflect prices between dealers, do not include retail mark-ups, markdowns, and commissions and may not necessarily represent actual transactions. The prices are adjusted to reflect all stock splits.

High

Low

2005

First Quarter

$1.60

$1.01

Second Quarter                                    $1.23                       $0.45

2004

First Quarter

$1.60

$1.50

Second Quarter

$1.65

$1.50

Third Quarter

$1.15

$1.01

Fourth Quarter

$1.25

$1.08

2003

First Quarter

$1.50

$1.02

Second Quarter

$0.24

$0.06

Third Quarter

none

none

Fourth Quarter

none

none

As of October 7, 2005, there were 44,854,537 shares of common stock outstanding.

As of October 11, 2005, there were approximately 3,234 stockholders of record of our common stock. This does not reflect those shares held beneficially or those shares held in "street" name. Royal Pacific Resources, Inc., which is the predecessor of Great American Family Parks, Inc., had in excess of 3,000 shareholders when it acquired the assets of Great Western Parks LLC in December of 2003 pursuant to a Share Exchange Agreement that resulted in our current management gaining control of Royal Pacific Resources and changing the name to Great American Family Parks, Inc.

As of October 7, 2005, there were approximately 14,300,000 warrants to purchase our common stock outstanding.

Pursuant to this registration statement, we have agreed to register for sale by our security holders approximately 14,802,663 shares of our common stock and 14,300,000 warrants underlying our common stock.

We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", "estimate" and "continue", or similar words. You should read statements that contain these words carefully because they:

o

discuss our future expectations;

o

contain projections of our future results of operations or of our financial condition; and

o

state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

Great American Family Parks is in the business of acquiring, developing and operating local and regional theme parks and attractions. We plan to build a family of parks primarily through acquisitions of small local or regional privately owned parks.  Our goal is to develop a series of compatible, but distinct entertainment and amusement products including themed amusement parks, associated products, food and beverage, and multimedia offerings.  The implementation of this strategy has begun with themed amusement parks and attractions.  Our business plan is to acquire existing properties with three criteria in mind:

•

Properties that have an operating history and are profitable;

•

Properties where our management team believes the potential exists to increase profits and operating efficiencies; and

•

Properties where there is additional, underutilized land upon which to expand operations.

Additionally, it is our belief that we can best achieve growth by acquiring parks in stages. The first stage would entail acquiring parks with under $10 million in revenues until we have achieved $100 million in revenues.  Upon completion of this initial stage of acquisitions, we intend to reassess our position in the industry and determine the next set of goals. Our acquisition strategy will ensure that each acquisition can be readily integrated into our family of parks.  Having observed theme park companies that have grown by using what we consider to be a risky strategy, we intend to base our growth upon the existing assets and operating history of the acquisitions, rather than upon projected results.

It also is our belief that acquisitions should not unnecessarily encumber the Company with debt that cannot be justified by current operations.  By using a combination of equity, debt and other non-traditional financing options, we intend to carefully monitor shareholder value in conjunction with our pursuit of growth.

Our intent is to target properties located in and around “middle markets” listed among the 75 to 125 largest Standard Metropolitan Areas in the United States – a “niche market” of medium-sized urban areas. However, opportunities may arise which cause us to deviate from this strategy, as was the case with our acquisition of the Pine Mountain Wild Animal Park, which is located in the Atlanta SMA, one of the largest SMA’s in the United States.

Great American Family Parks currently owns and operates two facilities: Wild Animal Safari, Inc. in Pine Mountain, Georgia and the retail facilities (known as Crossroads Convenience Center LLC) surrounding The Idaho Center, a regional entertainment complex in the Boise, Idaho area.

Company History

We were originally incorporated on July 30, 1954 as Painted Desert Uranium & Oil Co., Inc. in Washington State.  On October 1, 2002, Painted Desert Uranium & Oil Co., Inc. changed its name to Royal Pacific Resources, Inc. and its corporate domicile to the State of Nevada.

On December 19, 2003, Royal Pacific Resources, Inc. acquired the assets of Great Western Parks, LLC, including the Crossroads Convenience Center, pursuant to a Share Exchange Agreement that resulted in our current management assuming control and changing the corporate name to Great American Family Parks, Inc. The acquisition was accounted for as a reverse acquisition in which Great Western Parks was considered to be the acquirer of Royal Pacific Resources for reporting purposes. Our common stock outstanding increased from 2,533,000 to 29,600,000 as a result of the acquisition.

Great American Family Parks, Inc. is the parent corporation and (1) sole shareholder of GFAM Management Corporation, an Idaho corporation; (2) sole shareholder of Wild Animal Safari, Inc., a Georgia corporation; and (3) sole interest holder of Crossroads Convenience Center LLC, an Idaho limited liability company.  GFAM Management Corporation will be responsible for overall management of our future proposed parks operation, although it currently has no operational responsibilities or operations.  Wild Animal Safari, Inc. will operate and own the assets of the Wild Animal Safari Park in Pine Mountain, Georgia.

On June 13, 2005, we completed our acquisition of the assets of Ron Snider & Associates, Inc. also known as Pine Mountain Wild Animal Park, located in Pine Mountain, Georgia. At closing, we paid $350,000 in cash and a promissory note for $350,000. The promissory note bears interest at 7.5% per annum and is payable in eighty-three monthly payments of principal and interest of $5,368. We also entered into a Real Estate Purchase agreement for the underlying land and all buildings, improvements and fixtures of the park for $4,000,000. We paid $2,000,000 in cash at closing and issued a promissory note for $2,000,000.  The note bears interest at 7.5% per annum and is payable in eighty-three monthly payments of principal and interest of $30,676. Both notes are secured by a first priority Security Agreement on the operating assets and a first Security Deed on the real estate.  An agreement extension payment of $50,000 for extension of closing was also paid in addition to 50,000 shares of Company stock. We obtained funding needed to complete the purchase of Wild Animal Safari through a private placement of approximately 11,128,000 shares of our common stock and 11,128,000 warrants. The private placement was completed in June 2005 and resulted in gross proceeds of approximately $3,338,400.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO SIX MONTHS ENDED JUNE 30, 2004

Revenues

Revenues increased $809,768 to $2,909,271 for the six months ended June 30, 2005, as compared to revenues of $2,099,503 for the six months ended June 30, 2004. The increase in revenues was due to additional purchasers of the products sold at our Crossroads Convenience Center. The increase in purchasers is due primarily to the development of the following facilities located within one mile of Crossroads Convenience Center: the largest regional auto mall in Idaho; the 7,500 student Boise State University campus; the doubling of offerings at The Idaho Center entertainment complex; six multi-story office buildings; a regional hospital complex; a hotel; renovation of the I-84 off-ramp and surrounding roads leading to the Crossroads Convenience Center.

Cost of revenues increased $672,963 to $2,425,786 for the six months ended June 30, 2005, as compared to cost of revenues of $1,752,823 for the six months ended June 30, 2004. The increase in cost of revenues was due to the increase in the cost of fuel. This remains a challenging factor with inherent uncertainties as to the ultimate impact on profits. To date, the evidence does not exist to support whether customers will increase their total per visit purchase amounts or simply reallocate the dollars they spend per visit.  If they reallocate their dollars spent, this will most likely be to increase their fuel purchase amount and decrease their in-store purchases.  Since in-store purchases have a higher profit margin than fuel profits, this could mean an increase in total revenues accompanied by a decrease in profits.  Because neither consumer spending habits nor fuel prices have stabilized to the point where knowledgeable estimates can be made on future sales based on past performance, this remains a variable which we will monitor carefully in the months to come.

Gross margins increased $136,805 to $483,485 for the six months ended June 30, 2005, as compared to $346,680 for the six months ended June 30, 2004.  This increase is due to a rise in the number of in-store purchases, which carry higher profit margins than fuel purchases, at the Crossroads Convenience Center. The rise in in-store purchases is attributable to a significant number of events held at the adjoining Idaho Center entertainment venue during the six month period ended June 30, 2005.

Our Wild Animal Safari, Inc. subsidiary generates the following principal revenue streams: ticket sales; animal food sales; gift shop sales and; food and beverage sales to customers.  Since acquiring Wild Animal Safari, we have implemented the following measures: expanded the size of the gift shop and improved the quality of its merchandise; upgraded the quality of the food concession and the size of the restaurant, and raised ticket prices.  This has resulted in an increase in revenues per customer of more than $2.00. The impact of rising fuel prices on the discretionary spending by potential customers will not be known until the Wild Animal Safari Park’s next peak season begins in March 2006.

Expenses

General, administrative and selling expenses increased $497,831 to $723,195 for the six months ended June 30, 2005, as compared to $225,364 for the six months ended June 30, 2004. The increase in general, administrative and selling expenses was due to the cost of due diligence, financing and other costs incurred in pursuit of the acquisition of the Pine Mountain Wild Animal Park. These expenses included: obtaining audited financial statements for the past three years, an appraisal of the real estate and real assets, and an estimate of the value of the animals.  Additionally, there were certain expenditures that had to be made in anticipation of the purchase of the park. We expect to continue to incur costs in connection with our pursuit of additional acquisitions of theme parks, which is our intended business plan.

If attendance at the park continues to increase, we anticipate significant additional expenditures will be required in the areas of: road improvement, animal management, food service and gift shop expansion. In addition, many of the animal enclosures in the park will require renovation in order to improve their accessibility and appeal to visitors.

We also expect to incur costs in connection with a planned expansion of food service offerings at our Crossroads Convenience Center, which would require expenditures for equipment, food and training.

In addition, we entered into four Employment Agreements with members of our management in February 2005 which stipulate that no salaries would be paid until the acquisition of our first theme park.  We completed the acquisition of our first theme park on June 13, 2005. As a result, the Employment Agreements will be reflected as operating expenses as of the third quarter.

Depreciation and Amortization

Our depreciation and amortization expense increased $2,665 to $52,532 for the six months ended June 30, 2005, as compared to $49,867 for the six months ended June 30, 2004.

Net Loss

We posted a net loss of $(388,104) for the six months ended June 30, 2005, an increase of $459,553 as compared to a net gain of $71,449 for the six months ended June 30, 2004. The net loss is attributable to expenses related to our acquisition strategy. We expect to continue to incur costs in connection with our pursuit of additional acquisitions of theme parks, which is our intended business plan. We also intend to obtain additional financing for the purchase and operation of parks and general overhead.  It is our belief that our current investigations will produce at least one acquisition of another theme park, and that there are financing relationships in place that will support this purchase although we cannot make any assurances that this will happen because of the vagaries of the marketplace for parks and the absence of funding commitments at this time upon which we can rely.

Liquidity and Capital Resources

Our total current assets at June 30, 2005 were $441,399, including $142,553 in cash as compared with $248,926 in total current assets at June 30, 2004, which included cash of $13.  Additionally, we had shareholder equity in the amount of $2,774,228 at June 30, 2005 as compared to shareholder equity of  $221,287 at June 30, 2004.  This increase was a result of the Company’s sales of common stock and the purchase of the assets that created Wild Animal Safari, Inc. As will be noted from the financial statements, the only significant change to the consolidated financial statement is the acquisition of the assets that created Wild Animal Safari, Inc.

Our cash on hand increased $26,290 to $56,157 as of June 30, 2005, as compared to cash on hand of $29,867 for the six months ended June 30, 2004. The Company intends to continue the development of its business interests, however, there is insufficient working capital necessary at present to be successful in this effort which raises substantial doubt about our ability to continue as a going concern.

The number of common shares outstanding increased from 30,200,000 shares at the second quarter of 2004 to 44,382,537 shares at the second quarter, 2005, an increase 47%.  During that period our shareholders equity increased from $221,287 at the second quarter of 2004 to $2,774,228 at the second quarter of 2005, an increase of approximately 1153.68%.

Although we have a negative working capital, our principal source of income is from cash sales which is expected to provide sufficient cash flow to service our current debt.

During the second quarter of 2005, we obtained funding needed to complete the  purchase of Wild Animal Safari through a private placement of approximately 11,128,000 shares of our common stock and 11,128,000 warrants resulting in gross proceeds of approximately $3,338,400. We will require additional debt and/or equity funding in order to pursue our strategy of acquiring additional theme parks, which is our intended business plan. However, we will be able to support our operations over the next 12 months from the proceeds of cash sales even if the funding necessary to complete further potential acquisitions does not materialize.

This follows from our belief that in the short-term and medium-term, in a customer driven business such as ours, cash flow is more important than profit and loss in assessing the viability of an enterprise, and that this is a more useful measure of a company’s ability to survive.  If, for example, the Company were intending on simply looking for more efficiencies in its current subsidiaries combined with increased marketing to bring in additional customers, then this would be a much more difficult assumption to support.  But, because it is and always has been the intention of GFAM to grow into a multi-park national company of local and regional parks across America, then our assumption of cash flow from the subsidiaries combined with acquisition financing that generates a sufficient amount of additional operating capital for the parent GFAM, seems reasonable and well within the guidelines of acceptable business practices.

Further, even though there is a recognition that others may have a concern about the effect of dilution to shareholders by relying more on equity financing than debt financing, it is management’s view that equity financing, when properly structured and based on acquisitions to which we can bring value-added for increased profits and expanded revenues, is far less risky for investors than increasing debt which must be repaid in rigid terms whether or not the park, the economy, or general conditions in the area are favorable at the time of repayment.

Finally, because it is the intention of GFAM to purchase only profitable assets, as evidenced by the two subsidiary companies currently in GFAM, the increase in profitable acquisitions is believed to eventually spread the costs not associated directly with subsidiary operations sufficiently to bring the whole into profitability in the next several months, although there can be no assurance that this will be the case inasmuch as these acquisitions have not yet occurred, nor can we state when, how large, and how much financing will be required to purchase them nor if financing can be obtained at all.

In addition, any future capital raised by our company is likely to result in substantial dilution to existing stockholders.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

An infinite number of variables can be posited that could have an effect on valuation of assets and liabilities.  For example, it is assumed that:

•

Revenue and profit growth at Crossroads and Wild Animal Safari will continue.

•

The infrastructure in both entities will accommodate the additional customers.

•

Cost of improvements and operations will remain a relatively stable budgeted allocation.

•

Per capita spending by the customers will continue to rise in relation to the rise in capital expenditures.

•

Current economic dislocations in the Southeastern United States will not materially affect entertainment spending in our market.

If any one of these assumptions, or combination of assumptions, proves incorrect, then the values assigned to real estate, per capita revenues, attendance and other variables that have remained consistent over the past two years may not be realized.  The same would be true if higher than expected revenue streams occurred.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

Results of Operations

Revenues

Revenues increased $616,937 to $4,610,452 for the year ended December 31, 2004, as compared to revenues of $3,993,515 for the year ended December 31, 2003. The increase in revenues was due to additional purchasers of the products sold at our Crossroads Convenience Center complex. The increase in purchasers is due primarily to the development of the following facilities located within one mile of Crossroads Convenience Center complex: the largest regional auto mall in Idaho; the 7,500 student Boise State University campus; the doubling of offerings at The Idaho Center entertainment complex; three multi-story office buildings; a regional hospital complex; a hotel; renovation of the I-84 off-ramp and surrounding roads leading to the Crossroads Convenience Center. The Company considers the renovation of the I-84 off-ramp and surrounding roads leading to the Crossroads Convenience Center to have had a significant impact on the Company’s revenues for the year ended December 31, 2003. These roadways were rendered inaccessible due to construction, thereby reducing the number of customers at the Crossraods Convenience Center complex. By its nature, a “convenience center” must be “convenient” to the customer.  However, it was highly inconvenient during much of 2003.

Cost of revenues increased $630,275 to $4,021,247 for the year ended December 31, 2004, as compared to cost of revenues of $3,390,972 for the year ended December 31, 2003. The increase in cost of revenues was due to the increase in the cost of fuel. This remains a challenging factor with inherent uncertainties as to the ultimate impact on profits. To date, the evidence does not exist to support whether customers will increase their total per visit purchase amounts or simply reallocate the dollars they spend per visit.  If they reallocate their dollars spent, this will most likely be to increase their fuel purchase amount and decrease their in-store purchases.  Since in-store purchases have a higher profit margin than fuel profits, this could mean an increase in total revenues accompanied by a decrease in profits.  Because neither consumer spending habits nor fuel prices have stabilized to the point where knowledgeable estimates can be made on future sales based on past performance, this remains a variable which we will monitor carefully in the months to come.

Gross margins decreased $13,338 to $589,205 for the year ended December 31, 2004, as compared to $602,543 for the year ended December 31, 2003.

Expenses

General, administrative and selling expenses increased $268,198 to $718,066 for the year ended December 31, 2004, as compared to $449,868 for the year ended December 31, 2003. The increase in general, administrative and selling expenses was due to the cost of our acquisition of the Pine Mountain Wild Animal Park and associated financing activities which were on-going during 2004 even though the actual purchase of Safari did not occur until the second quarter of 2005.  Expenses for due diligence, legal fees, our audits for the preceding two years of the park, a park appraisal, and an animal appraisal all were required as part of our responsibility to our Board in making the decision to proceed.  Additionally, we pursued investigation of other opportunities, which were ultimately rejected in favor of the Wild Animal Safari park acquisition.

Depreciation and Amortization

Our depreciation and amortization expense decreased $1,437 to $101,053 for the year ended December 31, 2004, as compared to $102,490 for the year ended December 31, 2003.

Net Loss

We posted a net loss of $280,406 for the year ended December 31, 2004, an increase of $275,422 as compared to a net loss of $4,984 for the year ended December 31, 2003. The net loss is attributable to expenses related to our acquisition strategy as noted above.  It was essential for us in 2004 to take to our potential funding sources a first acquisition that could be justified as a safe entry into the market.  Therefore, although several parks were contemplated for acquisition, with associated costs of due diligence on each one, the Safari park was chosen. We expect to continue to incur costs in connection with our pursuit of additional acquisitions of theme parks, which is our intended business plan.

We believe that we have sufficient cash, other current assets and operating cash flow to sustain foreseeable organic growth throughout the next fiscal year. Management intends to seek additional needed funds through financings or other avenues such as loans, the sale and issuance of additional debt and/or equity securities, or other financing arrangements. We have no commitments for any additional funding and no assurance can be given that we will be able to raise additional funds on commercially acceptable terms or at all. Unless we can raise needed capital or experience a significant increase in income, we may need to curtail expenditures and cancel or delay our efforts to establish and expand our operations. Our continuation as a going concern is dependent upon, among other things, our ability to obtain additional financing when and as needed, and to generate sufficient cash flow to meet our obligations on a timely basis. No assurance can be given that we will be able to obtain such financing on acceptable terms. Our independent registered public accounting firm, in their reports on our financial statements for the year ended December 31, 2004 expressed substantial doubt about our ability to continue as a going concern. These circumstances could complicate our ability to raise additional capital. Our financial statements do not include any adjustments to the carrying amounts of our assets and liabilities that might result from the outcome of this uncertainty.

DESCRIPTION OF BUSINESS

History

Great American Family Parks, Inc. was originally incorporated on July 30, 1954 as Painted Desert Uranium & Oil Co., Inc. in Washington State.  On October 1, 2002, Painted Desert Uranium & Oil Co., Inc. changed its name to Royal Pacific Resources, Inc. and its corporate domicile to the State of Nevada.

On December 19, 2003, Royal Pacific Resources, Inc. acquired the assets of Great Western Parks, LLC, including the Crossroads Convenience Center, pursuant to a Share Exchange Agreement that resulted in our current management assuming control and changing the corporate name to Great American Family Parks, Inc. The acquisition was accounted for as a reverse acquisition in which Great Western Parks was considered to be the acquirer of Royal Pacific Resources for reporting purposes. Our common stock outstanding increased from 2,533,000 to 29,600,000 as a result of the acquisition.

Great American Family Parks, Inc. is the parent corporation and (1) sole shareholder of GFAM Management Corporation, an Idaho corporation; (2) sole shareholder of Wild Animal Safari, Inc., a Georgia corporation; and (3) sole interest holder of Crossroads Convenience Center LLC., an Idaho limited liability company. GFAM Management Corporation will be responsible for overall management of our future proposed parks operation.  Wild Animal Safari, Inc. will operate and own the assets of the Wild Animal Safari park in Pine Mountain, Georgia.

Overview

Great American Family Parks is in the business of acquiring, developing and operating local and regional theme parks and attractions. We plan to build a family of parks primarily through acquisitions of small local regional privately owned existing parks. Our goal is to develop a series of compatible but distinct entertainment and amusement products, including themed amusement parks, associated products, food and beverage, and multimedia offerings.  The implementation of this strategy has begun with themed amusement parks and attractions. Our business plan is to acquire existing properties. The intent is to target properties located in and around “middle markets” listed among the 75 to 125 Standard Metropolitan Areas in the United States – a “niche market” of medium-sized urban areas.

Great American Family Parks currently owns and operates two facilities: Wild Animal Safari, Inc. in Pine Mountain, Georgia and the retail facilities surrounding The Idaho Center, a regional entertainment complex in the Boise, Idaho area.

Crossroads Convenience Center LLC

Crossroads Convenience Center LLC is a retail complex that is strategically located next to The Idaho Center, a multi-purpose entertainment venue in Treasure Valley, Idaho. Crossroads Convenience Center is a wholly-owned subsidiary of Great American Family Parks, and is known as Crossroads Convenience Center LLC.  Crossroads was our primary business prior to our purchase of Wild Animal Safari, also known as Pine Mountain Wild Animal Park. We will continue to operate the Crossroads Convenience Center facility. However, it is not intended to be our primary business.  Our primary business objective is to expand our current parks operations to include additional theme parks and attractions rather than own facilities adjacent to entertainment facilities owned by third parties.

Crossroads Convenience Center LLC was formed early in 1999 by our President and CEO, Larry Eastland and other investors who are no longer affiliated with us. Crossroads commenced operations in July 1999. In December 2003, Crossroads became part of Great Western Parks LLC. Subsequently, Great Western Parks LLC sold Crossroads and other assets to Royal Pacific Resources, Inc. pursuant to a Share Exchange Agreement that resulted in our current management assuming control and changing the corporate name to Great American Family Parks, Inc. The acquisition was accounted for as a reverse acquisition in which Great Western Parks was considered to be the acquirer of Royal Pacific Resources for reporting purposes. Our common stock outstanding increased from 2,533,000 to 29,600,000 as a result of the acquisition.

Although our primary objective, as implied in the name “Great American Family Parks, Inc.”, is the creation a company whose primary business is the operation and management of multiple theme parks, Crossroads was viewed as an ideal business upon which to build our company. Crossroads brought a significant revenue base upon which to build a growing business. In addition to its history of revenue growth, Crossroads contained many of the same elements as a theme park, including: (1) high volume, cash based retail sales and (2) cost and control procedures that are similar to those required in the operation of theme parks.  In addition, theme parks typically contain retail facilities, similar to Crossroads which sell food and beverage items and souvenirs. Therefore, Crossroads was viewed as a vital component to our presentation as a public company, and demonstrated our commitment for potential acquisitions.

Since Crossroads Convenience Center opened in 1999, the surrounding area has undergone the following development: the largest regional auto mall in Idaho; The Idaho Center entertainment and athletic facility; the Boise State University extension campus; several office buildings; a hospital; a hotel and; a new road system from the Interstate exit through the Crossroads complex.

The following products account for the majority of Crossroads’ sales: fuel; food and beverage items; various sundries; automobile accessories; souvenirs; music; clothing; automated teller machine fees; and state lottery sales.

Crossroads’ revenues have grown each year since inception due to commercial and residential development in the surrounding area. We expect these trends to continue. However, rising fuel prices are expected to reduce the percentage of revenues derived from fuel sales, which could lead to a decrease in short-term profits.

Crossroads has experienced seasonal fluctuations in revenue, with the primary revenue generating period occurring between late Spring and late Fall. However, in the past two years each season has been profitable, and revenues have increased each period compared to the same time period of the previous year.

Acquisition of the Assets of Ron Snider & Associates Inc, doing business as Pine Mountain Wild Animal Park and Generally Known as Wild Animal Safari

On June 13, 2005, we completed our acquisition of Pine Mountain Wild Animal Park located in Pine Mountain, Georgia. At closing, we paid $350,000 in cash and a promissory note for $350,000. The promissory note bears interest at 7.5% per annum and is payable in eighty-three monthly payments of principal and interest of $5,368.  We also entered into a Real Estate Purchase agreement for the underlying land and all buildings, improvements and fixtures of the park for $4,000,000. We paid $2,000,000 in cash at closing and issued a promissory note for $2,000,000.  The note bears interest at 7.5% per annum and is payable in eighty-three monthly payments of principal and interest of $30,676. Both notes are secured by a first priority Security Agreement on the operating assets and a first Security Deed on the real estate.  An agreement extension payment of $50,000 for extension of closing was also paid in addition to 50,000 shares of Company stock. We obtained funding needed to complete the purchase of Wild Animal Safari through a private placement of approximately 11,128,000 shares of our common stock and 11,128,000 warrants. The private placement was completed in June 2005 and resulted in gross proceeds of approximately $3,338,400.

We have combined the acquired assets of Pine Mountain Wild Animal Park with other assets owned by us to form a new wholly-owned subsidiary that operates under the name Wild Animal Safari, Inc.  The Wild Animal Safari park is located on 200 acres of a 500-acre plot, and includes a drive-through animal viewing area that opened in 1991.  It is home to more than 1,700 animals from every continent (except Antarctica.)  Most animals roam wild throughout a natural habitat of more than 200 acres; the total area utilized will be increased as further venues are added.  In addition to availing themselves of the amenities described below, visitors to Wild Animal Safari are able to observe, photograph, and feed the animals from their own cars as they drive along the more than three miles of paved roads that run throughout the habitat area. Some animals are contained in special fenced areas or pens within natural habitat, and others are located in a more traditional zoo-like atmosphere.

In addition to the animal environments, the theme park contains a gift shop (currently being expanded and redesigned), a new restaurant that includes the Noble Roman’s Pizza and Tuscano’s Italian Subs franchises which we purchased, and an ice cream parlor, an arcade, a picnic and group recreation area, lakes, a pavilion and concessions. Our Georgia Wildlife Museum, located next to our petting zoo, features wildlife specimen native to Georgia recreated in natural-like settings.  Visitors to the Park have increased every year, and during calendar year 2004 totaled approximately 125,000 people. The pre-existing operating management of Safari has been supplemented by corporate management for the new entities being brought to the enterprise by GFAM.  The former principal owner of Pine Mountain Wild Animal Park continues to be available on a consulting basis.

Wild Animal Safari’s growth plans are predicated upon: prior operating results; the experience and expertise of GFAM’s management team and; the development of unused acreage surrounding the park. We are currently in the process of developing a master plan for the entire 500 acre property.  This master plan will determine the design, financial commitment, and timetable for the development of the entire property.

Wild Animal Safari is located approximately five miles from Callaway Gardens, a major recreational, lodging and retail facility. Callaway recently announced plans to build a $20,000,000 hotel complex. Because Wild Animal Safari is located between Callaway Gardens and the Interstate, we anticipate that the development of the proposed hotel complex at Callaway Gardens will result in thousands of new visitors driving past the Wild Animal Safari Park, creating a significant new base of potential customers.

Additionally, if the recommendations of the Base Realignment Commission are approved by Congress, Fort Benning, which is located approximately 30 miles from the Wild Animal Safari Park, will be adding between 20,000 and 30,000 new families.  Wild Animal Safari is the closest entertainment facility of its kind to Fort Benning, and we intend to aggressively promote Wild Animal Safari to the families living at Fort Benning.

Recent hurricanes in the Southeastern United States have had a marginal impact on attendance at the park. However, future extreme weather conditions and increases in the price of fuel could reasonably be expected to affect attendance at the Wild Animal Safari Park.

Wild Animal Safari is open year-round, resulting in significant seasonal swings in revenues. However, Wild Animal Safari has been profitable each month since 2003, although it has been profitable on an annualized basis since the mid-1990s, experiencing consistent annual growth in attendance and revenues.

Safari’s main product is the opportunity to interact with 1,700 animals from across the globe.  However, it also sells food and beverages in its restaurant, and gift items from the Gift Shop to include shirts and hats, specialty items, educational books and toys about animals of the world, other toys, authentic gifts from various continents (ostrich eggs, hides and skins) and other children’s things.

Safari purchases animals throughout the United States, and only seldom requests a permit to import animals. Auctions and sales of animals across the U.S. occur often and, we participate depending on which animals we believes will enhance our offerings. Most animals are born on the property itself. Food and beverages are purchased locally, although the main products and ingredients for the Noble Roman’s Pizza and Tuscano’s Subs are purchased from the national parent company.

Research and Development

No research and development occurs in our Crossroads or Wild Animal Safari businesses except for normal product testing

Government Regulation

Our Crossroads and Wild Animal Safari facilities operate under various licenses and approvals from government at various levels.  Crossroads has all licenses in place, and Wild Animal Safari has received its own operating license from the USDA. The licenses under which our businesses operate are crucial to their ongoing operations. Should any changes occur in the licensing requirements for either business, this could have an adverse effect on revenues, profits and attendance.

Environmental laws were particularly important to the construction of Crossroads because of the fuel tanks.  However, we used to most stringent fuel tanks on the market, and have them checked on an on-going basis.  There are inspections at Safari, but the nature of the business makes it much less likely for there to be environmental concerns.

Competition

The theme park industry is highly competitive, highly fragmented, rapidly evolving, and subject to technological change and intense marketing by providers with similar products. One of our competitors, Callaway Gardens, is located within five miles of our Wild Animal Safari park. Many of the Company’s current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than the Company has. In the event that such a competitor expends significant sales and marketing resources in one or several markets the Company may not be able to compete successfully in such markets. The Company believes that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect the Company’s gross margins if the Company is not able to reduce costs commensurate with such price reductions.  In addition, the pace of technological change makes it impossible for the Company to predict whether it will face new competitors using different technologies to provide the same or similar products offered or proposed to be offered by the Company.  If the Company’s competitors were to provide better and more cost effective products, the Company’s business initiatives could be materially and adversely affected.

In addition to competing with other theme and amusement parks, our venues compete with other types of recreational venues and entertainment alternatives, including but not limited to movies, sports attractions, vacation travel and video games. There can be no assurance that our Company will successfully differentiate itself from these entertainment alternatives or that consumers will consider our entertainment offerings to be more appealing than those of our competitors.

Employees

As of October 5, 2005, we have 20 full-time employees, which includes our President, and 15 part-time employees.  We engage consultants from time to time. We have no collective bargaining agreements with our employees and believe our relations with our employees are good.

Description Of Property

Our major real property holding is located in Pine Mountain, Georgia. Wild Animal Safari, Inc. is a 200-acre wild animal park as part of a 500-acre parcel owned by GFAM to be developed in totality.  It has an appraised value of $3.4 million plus the value of the 1,700 animals, with 2004 attendance in excess of 125,000.  2005 revenues are on pace to exceed 2004 revenues by 16 percent.

The Crossroads Convenience Center LLC is located in Treasure Valley, Idaho, and is the primary retail and food services facility for The Idaho Center, a regional entertainment facility which hosts events including the nationally-acclaimed Snake River Stampede rodeo, horse events, state and regional athletic events, concerts by internationally renowned musical entertainers (such as Neil Diamond, Cher and Garth Brooks) and the CBA Idaho Stampede basketball team.  The total property size is 1.5 acres and the entire property is valued at $1.7 million.

Legal Proceedings

There are no legal, administrative, arbitral, governmental or other proceedings, actions or governmental investigations of any nature pending or, to the best knowledge of the Company, threatened, against the Company, which could result in a loss to the Company. The Company is not subject to any order, judgment, injunction, rule or decree that has or could result in a Loss to the Company.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Our executive officers and directors are as follows:

Name                                         Age      Position

--------                                         ---        --------

Larry L. Eastland                      62          President, CEO and Chairman of the Board of  Directors

Dale W. Van Voorhis               64          Chief Financial Officer and Director

Jane Klosterman                       47          Director

Jack Klosterman                       53          Corporate Secretary and Treasurer

Larry L. Eastland

Dr. Eastland has been our President, CEO and the Chairman of our Board of Directors since December 23, 2003.

Dr. Eastland has engaged in a variety of entrepreneurial pursuits since leaving the White House in 1977, where he served as Staff Assistant to President Gerald Ford. He is a founder of LEA Management Group LLC., a business management and research consulting company, and served as its Managing Director from its inception in 1978 until March 2005. Dr. Eastland was the President of TBAY Holdings, Inc., from January 2002 until December 2004, during which time the company was under contract with the United States Bankruptcy Court for the Southern District of Florida to assist in the sale of assets. Dr. Eastland was a director of Grand Slam Treasures, Inc., an entertainment research and development corporation, from 1995 until 2001.

Dr. Eastland received a B.A. in Political Science and International Relations from Brigham Young University in 1967. He received an M.A. and Ph.D. in quantitative behavioral research from the University of Southern California in 1973 and 1976, respectively.

Dale W. Van Voorhis, CPA

Mr. Van Voorhis has been our Chief Financial Officer, a Director, and the President of GFAM Management Corporation, our operating subsidiary, since December 23, 2003.

Mr. Van Voorhis founded Amusement Business Consultants, Inc., an amusement industry consulting company, in 1994, and has served as President since its inception. Mr. Van Voorhis is also founder of Funtime Parks, Inc. and served as its President, CEO and as a director from 1982-1994.  He coordinated the company’s initial public offering and a secondary offering and led a successful management buyout of the company in 1987. Mr. Van Voorhis, who is a certified public accountant, began his career on the audit staff and management advisory staff for Price Waterhouse & Company, specializing in the installation of cost accounting systems.

Mr. Van Voorhis received a Bachelor of Science from Marietta College and an MBA from the Wharton School of Finance, University of Pennsylvania.

Jane Klosterman

Jane Klosterman was appointed director of Great American Family Parks on December 23, 2003.

She is currently the President-elect for the St. Mark’s Home & School Association.  Ms. Klosterman was a Senior Executive for the Idaho Association of Commerce & Industry, a nonprofit association comprised of over 450 businesses, from 1988 until 1990.  Ms. Klosterman was the Executive Vice President of the California Association of Chambers of Commerce, a 450-member nonprofit professional development organization, from 1985 until 1988. She founded the Idaho Children’s Educational Film and Television Foundation in 1993 and has served as its President since its inception.

Ms. Klosterman holds a Bachelor of Science degree from the University of Utah, and has completed a Certification Program by the Western Association of Communication and Association Managers through the Institute for Communications Management at San Jose State University.

Jack Klosterman

Mr. Klosterman has served as our Corporate Secretary/Treasurer since December 23, 2003.

He has been a partner in Klosterman Business Management, a consulting company, since its inception in 1972 and has served as its managing partner since 1977.  In 1992 Mr. Klosterman founded 1 Swing, Inc., which makes products for golfers who have hit a hole-in-one, and has served as its President since inception. Mr. Klosterman was the Secretary/Treasurer of TBAY Holdings, Inc., from January 2002 until December 2004, during which time the company was under contract with the United States Bankruptcy Court for the Southern District of Florida to assist in a sale of assets.

Mr. Klosterman attended L.A. Pierce Jr. College, Woodland Hills, CA. and California State University, Northridge.

EXECUTIVE OFFICERS OF THE COMPANY

Officers are appointed to serve at the discretion of the Board of Directors. None of our executive officers or directors has a family relationship with any other executive officer or director of the Company.  Jane Klosterman is the widow of Bob Klosterman, brother of Jack Klosterman.

Committees of the Board of Directors

We currently do not have any committees of our board of directors.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding our CEO and each of our most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2004, 2003 and 2002 exceeded $100,000:

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION

                                                                              Other

                                                                              Annual      Restricted   Options    LTIP

   Name & Principal                Salary     Bonus     Compen-      Stock         SARs     Payouts     All Other

       Position              Year       ($)          ($)          sation ($)   Awards($)       (#)       ($)           Compensation

------------------------ ------- ------------ ------------ ------------ ------------- ----------- ---------------- --------------

Larry E. Eastland         2004          0          0            -              -            -            -             -

   President, CEO

    2003          0          0            -              -            -            -             -

  & Chairman               2002          0          0            -              -            -            -             -

------------------------ ------- ------------ ------------ ------------ ------------- ----------- ---------------- --------------

Compensation of Directors

The officers and directors of Great American Family Parks received no compensation paid by the Company during fiscal year 2003 or 2004.  As set forth below, they are all major stockholders of Great American Family Parks and elected to forego compensation until such time as we have achieved the acquisition and commenced the operation of our first theme park.  Upon the closing the acquisition of our first theme park, existing employment contracts for officers and directors were implemented. These agreements, described below, provide for compensation and certain corporate benefits for employees and board members.

Employment Agreements

On February 1, 2005, we entered into separate employment agreements with Larry Eastland, our President and CEO; with Dale Van Voorhis, our CFO; with James Meikle, the President of our Wild Animal Safari, Inc. subsidiary; and with Jack Klosterman, our Corporate Secretary and Treasurer.  These agreements provide for base annual salaries of $120,000; $40,000; $60,000; and $40,000 respectively, as compensation for the part-time employment of the aforementioned officers until a second theme park is acquired.  Further, each agreement has a base term of three (3) years effective retroactively as of February 1, 2005.  The agreements are thereafter renewable for additional periods of two (2) years, unless we give notice to the contrary. Upon our acquisition of a second theme park, said salaries will increase, respectively, to the following amounts: $170,000; $60,000; $100,000; $60,000.  Upon the acquisition of additional theme parks, salaries will be reviewed with consideration given to resulting increased work and responsibility. We provide health insurance in the form of a Blue Cross Plan for Larry Eastland, Jane Klosterman, and their respective families.

In addition, Dr. Eastland is entitled to receive an annual cash bonus based upon a percentage of our pre-tax income (as defined therein) for each fiscal year covered by the employment agreement at a percentage of 2%.  No bonus is payable unless and until the Company earns pre-tax income in excess of $500,000.  Each of the employment agreements also provide for the payment of additional severance compensation, in amounts based on a formula of not less than three (3) times the executive's then current base salary, at any time during the term thereof when either of the following occurs: (i) the agreement is terminated by us without cause (as defined therein), or (ii) terminated by the executive due to a change in control (as defined therein).  These agreements also entitle the officers to participate in the Stock Option Plans.  Upon hiring additional marketing personnel, we may enter into additional employment agreements, which we anticipate may contain similar terms to our existing employment agreements.

We also entered into separate employment agreements with Jason Hutcherson and Philip Michael Miller in connection with our acquisition of the assets of Ron Snider & Associates, Inc. dba Wild Animal Safari, Inc.

Consulting Agreements

We have entered into a Consulting Agreement with Ronald E. Snider, which became effective upon closing of the acquisition of the Wild Animal Safari theme park.  The Consulting Agreement provides that we will pay Snider the sum of $300,000 over a term of three years in monthly installments of $8,333.33, of which $4,163.33 will be paid in cash and the balance will be paid in our common stock.

On November 15, 2004, we entered into a public relations consulting agreement with National Financial Communications Network, Inc. for a period of one year. The consulting services to be provided under the Agreement shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Under the agreement, we shall pay National Financial Communications Network, Inc. the sum of $3,000 per month in cash for the first 5 months, $9,000 at month 6, and $5,000 per month throughout the duration of contract. In addition, we shall grant National Financial Communications Network, Inc. stock options to purchase an aggregate of 300,000 shares of our Common Stock at an exercise price of $1.25 per share. The options are exercisable until three years subsequent to the termination date of the Agreement.

On July 25, 2005, we entered into a public relations consulting agreement with Mark Wachs & Associates. As compensation under the Agreement, Mark Wachs shall receive 7,000 restricted shares of Great American Family Parks common stock per month for six months, plus expenses.

Stock Option And Award Plan

A Stock Option and Award Plan providing for incentive stock options and performance bonus awards for executives, employees, and directors was approved by our Board of Directors on February 1, 2005, and will be presented to the shareholders for approval.  The Plan sets aside five million (5,000,000) shares for award of stock options, including qualified incentive stock options and of performance stock bonuses.

Option/SAR Grants in Last Fiscal Year

During the year ended December 31, 2004, no stock or stock options were granted.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with Great American Family Parks or in any presently proposed transaction that has or will materially affect Great American Family Parks:

-

Any of our directors or officers;

-

Any person proposed as a nominee for election as a director;

-

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

-

Any of our promoters;

-

Any relative or spouse of any of the foregoing persons who has the same house as such person.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 25, 2005.

*     by each person who is known by us to beneficially own more than 5% of our common stock;

*     by each of our officers and directors; and

*     by all of our officers and directors as a group.

NAME AND ADDRESS

AMOUNT AND

OF OWNER

TITLE OF CLASS

NATURE(1)

PERCENT OF CLASS (2)

------------------------------------------------------------------------------------------------------------------------------------------------

EDLA FLP.

Common Stock

5,000,000 Direct(3)

11.2%

208 S. Academy Ave.

Ste. 130

Eagle, ID 83616

Larry L. Eastland

Common Stock

5,000,000 Indirect(4)

11.2

208 S. Academy

Eagle, ID 83616

Jane Klosterman

Common Stock

3,450,000 Direct

7.7

1162 N. Glen Abby Pl.

Eagle, ID 83616

Dale Van Voorhis

Common Stock

1,725,000 Direct

3.9

5684 Pioneer Trail

Hiram, OH 44234

Jack Klosterman

Common Stock

  500,000 Direct

1.1

25538 Via Impreso

Valencia, CA 91355

James Meikle

Common Stock

1,725,000 Direct

3.9

21 Clayton Court

Hudson, OH 44236

Jay Pitlake

Common Stock

3,475,000 Direct

7.8

1878 Edward Lane

Merrick, NY 11566

All Officers and Directors

Common Stock

10,675,000

24.0

As a Group (4 persons)

----------------------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 1, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 44,854,537 shares of common stock issued and outstanding as of October 7, 2005, except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(3) Larry Eastland is a general partner of EDLA FLP.

(4) Larry Eastland is a general partner of EDLA FLP.

DESCRIPTION OF SECURITIES

The stock being registered under this Form SB-2 is common stock of Great American Family Parks, having a par value of $0.001 per share.  The total number of shares of common stock that we have authority to issue is Three Hundred Million (300,000,000) shares, par value of $0.001 per share.  All of the common stock authorized under our Articles of Incorporation herein has equal voting rights and powers without restrictions in preference.  The holder of any of our common stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power.  The holders of our common stock shall have neither pre-emption nor dividend rights pursuant to the Articles of Incorporation of Great American Family Parks.

The Articles of Incorporation also authorize ten million shares of preferred stock, par value of $0.001 per share, none of which has been issued, and which is not part of this registration. The preferred stock is entitled to preference over the common stock with respect to the distribution of assets of Great American Family Parks in the event of liquidation, dissolution, or winding-up of Great American Family Parks, whether voluntarily or involuntarily, or in the event of the any other distribution of assets of Great American Family Parks among its stockholders for the purposes of winding-up affairs.  The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Directors, in their sole discretion, have the power to determine the relative powers, preferences, and right of each series of preferred stock.

 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

 SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The selling stockholders consist primarily of investors who participated in the Company’s September 2004 and June 2005 private placements, which account for the majority of the shares being registered.

This prospectus, as it may be amended or supplemented from time to time, is deemed to relate to the 29,102,663 shares of common stock that were previously issued and may be sold by certain of our existing shareholders, including:

•

12,844,000 shares of common stock issued to investors who participated to our June 2005 and September 2004 private placements;

•

12,844,000 shares of common stock underlying warrants issued to investors who participated in our June 2005 and September 2004 private placements;

•

1,456,000 warrants issued to First Montauk Securities Corp., the placement agent for our June 2005 and September 2004 private placements, and employees of First Montauk, as compensation for placement agent services;

•

1,666,663 shares of common stock issued to certain of the selling stockholders pursuant to a Share Exchange Agreement between Great Western Parks LLC and Royal Pacific Resources, Inc. in December 2003. The Share Exchange Agreement resulted in Great Western Parks acquiring control of Royal Pacific Resources and changing the name to Great American Family Parks, Inc.

•

250,000 shares of common stock issued to National Financial Communications Network pursuant to a public relations consulting agreement;

•

42,000 shares of our common stock issued to Mark Wachs & Associates pursuant to a public relations consulting agreement;

	Shares Beneficially Owned Prior to the Offering(1)			Shares Beneficially Owned After the Offering(2)
Name	Total Shares of Common Stock and Common Stock Issuable Upon Conversion of Warrants(3)(4)	Total Percentage of Common Stock, Assuming Full Conversion(5)	Total Shares Registered	Number	Percent
C. Ames & Donna M. Byrd (6)	200,000	*	200,000	-0-	0.00%
Howard W. Blackmon / Mary Anne Oldham (7)	166,666	*	166,666	-0-	0.00%
Peter G. Thomson (8)	333,333	*	333,333	-0-	0.00%
Robert Karsten (9)	1,766,666	3.96	1,766,666	-0-	0.00%
Karsten Leasing Partners (10)	233,333	*	233,333	-0-	0.00%
Mark A. Phelps (11)	500,000	1.12	500,000	-0-	0.00%
Eric H. Green (12)	333,334	*	333,334	-0-	0.00%
Gerald A. Brauser (13)	1,200,000	2.69	1,200,000	-0-	0.00%
Paul Becker (14)	796,000	1.8	796,000	-0-	0.00%
Lloyd L. Cox (15)	200,000	*	200,000	-0-	0.00%
Kipp W. & Cheryl A. Kennedy (16)	200,000	*	200,000	-0-	0.00%
L. Richard Wolff (17)	166,666	*	166,666	-0-	0.00%
Susan Brauser (18)	333,333	*	333,333	-0-	0.00%
Frank M. Vero (19)	500,000	1.12	500,000	-0-	0.00%
Edward M. Jaffe (20)	200,000	*	200,000	-0-	0.00%
Danny M. Goode (21)	166,666	*	166,666	-0-	0.00%
Thomas W. Fambrough (22)	200,000	*	200,000	-0-	0.00%

Ravi & Alpana Tina Chandra (23)	200,000	*	200,000	-0-	0.00%
Henderson Orthopedics Profit Sharing Plan (24)	200,000	*	200,000	-0-	0.00%
El Gev Hldg Ltd (25)	300,000	*	300,000	-0-	0.00%
Theodore S. Green and Barbara Beneck (26)	166,666	*	166,666	-0-	0.00%
Eler E. & Cynthia L. Croushore (27)	200,000	*	200,000	-0-	0.00%
NFS/FMTC as cust for Ronald A. Delvaux (IRA) (28)	146,666	*	146,666	-0-	0.00%
NFS/FMTC as cust for Bonnie L. Delvaux (IRA) (29)	120,000	*	120,000	-0-	0.00%
William E. Rockefeller (30)	100,000	*	100,000	-0-	0.00%
Noel D. Ischy (31)	200,000	*	200,000	-0-	0.00%
David & Carmen Garceau (32)	200,000	*	200,000	-0-	0.00%
Cory L. Waisner (33)	100,000	*	100,000	-0-	0.00%
David & Deborah Rubenstein (34)	166,666	*	166,666	-0-	0.00%
Evangelos Xistris & Carol Monroe (35)	166,666	*	166,666	-0-	0.00%
Francis T. Leyden (36)	166,666	*	166,666	-0-	0.00%
Waguna Pty Ltd (37)	200,000	*	200,000	-0-	0.00%
Laurence H. Field (38)	66,666	*	66,666	-0-	0.00%
Leon Goldenberg (39)	333,334	*	333,334	-0-	0.00%
Edward Pikus (40)	166,666	*	166,666	-0-	0.00%
Bella Jacobs (41)	166,666	*	166,666	-0-	0.00%
Unbeatable Trading Inc. Defined Benefit Plan F/B/O Raymond J. Labella (42)	166,666	*	166,666	-0-	0.00%

Unbeatable Trading Inc. Defined Benefit Plan F/B/O Shmyer Breuer and Jacob Gold (43)	166,666	*	166,666	-0-	0.00%
Unbeatable Trading Inc. Defined Benefit Plan F/B/O Shmyer Breuer and Jacob Gold (44)	166,666	*	166,666	-0-	0.00%
Sara Heiman (45)	66,666	*	66,666	-0-	0.00%
Nuala & Daniel O’Halloran (46)	166,666	*	166,666	-0-	0.00%
James Woodworth (47)	166,666	*	166,666	-0-	0.00%
Pio Costa Enterprises (48)	166,666	*	166,666	-0-	0.00%
Fortress Capital Management Group (49)	166,666	*	166,666	-0-	0.00%
Elk Grove Group, Inc. (50)	1,000,000	2.2	1,000,000	-0-	0.00%
Robert D. & Debra M. Nagy (51)	333,334	*	333,334	-0-	0.00%
Nathan B. Herzka (52)	166,666	*	166,666	-0-	0.00%
Rachel Mendelovitz (53)	166,666	*	166,666	-0-	0.00%
Mitchell Quintner (54)	166,666	*	166,666	-0-	0.00%
Cyrus Settineri (55)	166,666	*	166,666	-0-	0.00%
Richard A. & Wendy A. Weir (56)	166,666	*	166,666	-0-	0.00%
Richard A. Spencer (57)	200,000	*	200,000	-0-	0.00%
Joseph & Wanda Wisniowski (58)	333,334	1.0	333,334	-0-	0.00%
James G. Blumenthal (59)	466,666	1.0	466,666	-0-	0.00%
James Allen Schultz (60)	166,666	*	166,666	-0-	0.00%
Peter Rand (61)	200,000	*	200,000	-0-	0.00%

Stuart A. Margolis (62)	166,666	*	166,666	-0-	0.00%
Fedele N. & Susan B. Volpe (63)	333,334	1.0	333,334	-0-	0.00%
Michael P. & Kristin E. Bailey (64)	666,666	1.5	666,666	-0-	0.00%
Wilfred L. Shearer (65)	666,666	1.5	666,666	-0-	0.00%
Ronald A. Martell (66)	466,666	1.0	466,666	-0-	0.00%
Paul N. Wineland (67)	166,666	*	166,666	-0-	0.00%
Michael A. Collins (68)	100,000	*	100,000	-0-	0.00%
Martin & Beata Beck (69)	200,000	*	200,000	-0-	0.00%
Delores Bowman (70)	320,000	*	320,000	-0-	0.00%
Mystic Partners, Inc. (71)	200,000	*	200,000	-0-	0.00%
Wayne R. Miller (72)	333,334	*	333,334	-0-	0.00%
Jose Zajac (73)	266,666	*	266,666	-0-	0.00%
Michael S. Mosley (74)	166,666	*	166,666	-0-	0.00%
Ayhan & Jadranka Basci (75)	66,666	*	66,666	-0-	0.00%
Dushan Kosovich (76)	100,000	*	100,000	-0-	0.00%
Mindy A. Horowitz (77)	40,000	*	40,000	-0-	0.00%
John A. Moore (78)	200,000	*	200,000	-0-	0.00%
Whalehaven Capital Fund Limited (79)	2,000,000	4.4	2,000,000	-0-	0.00%
Carol McInnis (80)	166,666	*	166,666	-0-	0.00%
R. James Moore Defined Benefit Plan (81)	280,000	*	280,000	-0-	0.00%
Dennis A. Lauzon (82)	400,000	*	400,000	-0-	0.00%

John Pearson (83)	200,000	*	200,000	-0-	0.00%
Melvin R. Green (84)	200,000	*	200,000	-0-	0.00%
F. Thomas & Nancy M. Senior (85)	320,000	*	320,000	-0-	0.00%
Fred Vains (86)	240,000	*	240,000	-0-	0.00%
Woolsthorpe Investments Ltd. (87)	400,000	*	400,000	-0-	0.00%
Donell Blodgett (88)	320,000	*	320,000	-0-	0.00%
Tighe Taylor (89)	200,000	*	200,000	-0-	0.00%
Joseph Scalzo (90)	352,000	*	352,000	-0-	0.00%
John Shields (91)	200,000	*	200,000	-0-	0.00%
Louis Pandol (92)	320,000	*	320,000	-0-	0.00%
First Montauk Securities Corp. (93)(94)	848,749	1.9	848,749	-0-	0.00%
Ernest Pellegrino (95)(96)	262,589	*	262,589	-0-	0.00%
Angela Metelitsa (97)(98)	5,000	*	5,000	-0-	0.00%
Edward Pitlake (99)(100)	171,600	*	171,600	-0-	0.00%
Victor K. Kurylak (101)(102)	84,031	*	84,031	-0-	0.00%
Herb Kurinsky (103)(104)	84,031	*	84,031	-0-	0.00%
John Bruce Parsons (105)	133,333	*	133,333	-0-	0.00%
Niles A. & Patricia K. Seldin (106)	33,333	*	33,333	-0-	0.00%
Wayne Demeester (107)	100,000	*	100,000	-0-	0.00%
James F. Etter (108)	100,000	*	100,000	-0-	0.00%
David J. & Joan L. Andrews (109)	33,333	*	33,333	-0-	0.00%
Joel J. Pischke (110)	133,333	*	133,333	-0-	0.00%
Greg P. Tutmarc (111)	33,333	*	33,333	-0-	0.00%
Jerry McGinnis (112)	33,333	*	33,333	-0-	0.00%
Larry Christian (113)	33,333	*	33,333	-0-	0.00%
John A. Powell (114)	33,333	*	33,333	-0-	0.00%
Stephen W. Baker (115)	33,333	*	33,333	-0-	0.00%
Martyn A. Powell (116)	233,334	*	233,334	-0-	0.00%
Eugene J. Mimnaugh (117)	23,333	*	23,333	-0-	0.00%
Richard Eymann (118)	33,333	*	33,333	-0-	0.00%
Robert W. O’Brien (119)	338,333	*	338,333	-0-	0.00%
Terrence Dunn (120)	338,333	*	338,333	-0-	0.00%
Mark Wachs & Associates (121)	42,000	*	42,000	-0-	0.00%

National Financial Communications Network (122)	250,000	*	250,000	-0-	0.00%
TOTAL	29,102,663	65.37	29,102,663	-0-	0.00%

* Less than 1%.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the options and common stock purchase warrants will be issued.

(3) With the exception of First Montauk Securities Corp., Ernest Pellegrino, Angela Metelitsa, Edward Pitlake, Victor K. Kurylak and Herb Kurinsky, the number of shares owned and being registered is comprised of 50% of shares of common stock and 50% of shares of common stock underlying warrants.

(4) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated.

(5) Based on 44,854,537 shares of common stock outstanding as of October 7, 2005.

(6) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(7) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(8) Represents (i) 166,666 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(9) Represents (i) 883,333 shares of common stock and (ii) 883,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(10) Represents (i) 116,667 shares of common stock and (ii) 116,666 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Robert Karsten and Susan Karsten have the power to vote and/or sell the securities owned by Karsten Leasing Partners.

(11) Represents (i) 250,000 shares of common stock and (ii) 250,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(12) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(13) Represents (i) 600,000 shares of common stock and (ii) 600,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(14) Represents (i) 398,000 shares of common stock and (ii) 398,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(15) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(16) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(17) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(18) Represents (i) 166,667 shares of common stock and (ii) 166,666 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(19) Represents (i) 250,000 shares of common stock and (ii) 250,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(20) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(21) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005 .

(22) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(23) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(24) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Gary L. Kaplowitz is the Trustee of Henderson Orthopedics Profit Sharing Plan and sole person with control and power to vote and/or sell the securities owned by Henderson Orthopedic Profit Sharing Plan.

(25) Represents (i) 150,000 shares of common stock and (ii) 150,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Yoel Yogev is the sole director of El Gev Holding Ltd. and has control and power to vote and/or sell the securities owned by El Gev Holding Ltd.

(26) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(27) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(28) Represents (i) 73,333 shares of common stock and (ii) 73,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. This is an Individual Retirement Account administered by First Montauk Services and Fidelity Management Trust Company. Ronald Delvaux has voting and investment control over the shares.

(29) Represents (i) 60,000 shares of common stock and (ii) 60,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. This is an Individual Retirement Account administered by First Montauk Services and Fidelity Management Trust Company. Bonnie Delvaux has voting and investment control over the shares.

(30) Represents (i) 50,000 shares of common stock and (ii) 50,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(31) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(32) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(33) Represents (i) 50,000 shares of common stock and (ii) 50,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(34) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 200.

(35) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(36) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(37) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Greg Lloyd and Dennis Morgan Brown have control and power to vote and/or sell the securities owned by Waguna Pty. Ltd.

(38) Represents (i) 33,333 shares of common stock and (ii) 33,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(39) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(40) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(41) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(42) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Beneficiary Raymond Labella and Trustee Jacob Gold have the power to sell and vote the securities owned by Unbeatable Trading Inc. Defined Benefit Plan F/B/O Raymond J. Labella.

(43) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Beneficiaries Shmyer Breuer and Jacob Gold share the power to vote and sell the shares.

(44) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Beneficiaries Shmyer Breuer and Jacob Gold share the power to vote and sell the shares.

(45) Represents (i) 33,333 shares of common stock and (ii) 33,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(46) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(47) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(48) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(49) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. General Manager Anthony PioCosta III has sole ability to vote and/or sell shares.

(50) Represents (i) 500,000 shares of common stock and (ii) 500,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Anthony P. Dupuch and Kofi C. Bain have investment and voting control over the shares.

(51) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(52) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(53) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(54) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(55) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(56) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(57) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(58) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(59) Represents (i) 233,333 shares of common stock and (ii) 233,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(60) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(61) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(62) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(63) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(64) Represents (i) 333,333 shares of common stock and (ii) 333,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(65) Represents (i) 333,333 shares of common stock and (ii) 333,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(66) Represents (i) 233,333 shares of common stock and (ii) 233,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(67) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(68) Represents (i) 50,000 shares of common stock and (ii) 50,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(69) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(70) Represents (i) 160,000 shares of common stock and (ii) 160,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(71) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. President Michael Vanechanos has sole ability to vote and/or sell the shares.

(72) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(73) Represents (i) 133,333 shares of common stock and (ii) 133,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(74) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(75) Represents (i) 33,333 shares of common stock and (ii) 33,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(76) Represents (i) 50,000 shares of common stock and (ii) 50,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(77) Represents (i) 20,000 shares of common stock and (ii) 20,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(78) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(79) Represents (i) 1,000,000 shares of common stock and (ii) 1,000,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Whalehaven Capital Fund Limited is a private investment fund that is owned by all of its investors and managed by Michael Finkelstein and Bhavesh Singh. Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares. Whalehaven Capital Fund Limited is not a broker-dealer and is not affiliated with a broker-dealer.

(80) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(81) Represents (i) 140,000 shares of common stock and (ii) 140,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. R. James Moore has sole investment and voting control over shares.

(82) Represents (i) 200,000 shares of common stock and (ii) 200,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(83) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(84) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(85) Represents (i) 160,000 shares of common stock and (ii) 160,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(86) Represents (i) 120,000 shares of common stock and (ii) 120,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(87) Represents (i) 200,000 shares of common stock and (ii) 200,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004. The Board of Directors of Woolsthorpe Investments Ltd is divided into the following two groups for purposes of exercising investment control. Group A: Kevin O'Connell; Susan J Buesnel; Catherine A Pigeon. Group B: Glenys Bisson; Susan A Carter; Susan Davison; Joe Pinzari; Delyse Whitehead. Exercise of investment control is accomplished by two signatures from Group A or one signature from Group A and one signature from Group B.

(88) Represents (i) 160,000 shares of common stock and (ii) 160,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(89) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(90) Represents (i) 176,000 shares of common stock and (ii) 176,000 warrants exercisable at $.30 per share received pursuant to a private placement completed on September 28, 2004.

(91) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(92) Represents (i) 160,000 shares of common stock and (ii) 160,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(93) First Montauk Securities Corp. is a registered broker-dealer and NASD member firm. First Montauk is a registered broker-dealer and is controlled by the Board of Directors of First Montauk, which has the control and power to vote and/or sell the securities owned by First Montauk.

(94) Represents (i) 126,040 warrants exercisable at $.30 per share received as compensation for services rendered in connection with a private placement completed on September 28, 2004 and (ii) 722,709 warrants exercisable at $.35 per share received as compensation for services rendered in connection with a a private placement completed on June 24, 2005.

(95) Mr. Pellegrino is affiliated with First Montauk Securities Corp., a registered broker-dealer and NASD member firm, and has acquired these securities in the ordinary course of business as compensation.

(96) Represents (i) 40,560 warrants exercisable at $.30 per share received as compensation for services rendered in connection with a private placement completed on September 28, 2004 and (ii) 222,029 warrants exercisable at $.35 per share received as compensation for services rendered in connection with a a private placement completed on June 24, 2005.

(97) Ms. Metelitsa is affiliated with First Montauk Securities Corp., a registered broker-dealer and NASD member firm, and has acquired these securities in the ordinary course of business as compensation.

(98) Represents 5,000 warrants exercisable at $.30 per share received as compensation for services rendered in connection with a private placement completed on September 28, 2004.

(99) Mr. Pitlake is affiliated with First Montauk Securities Corp., a registered broker-dealer and NASD member firm, and has acquired these securities in the ordinary course of business as compensation.

(100) Represents 171,600 warrants exercisable at $.30 per share received pursuant to a private placement completed on September 28, 2004.

(101) Victor K. Kurylak is affiliated with First Montauk Securities Corp., a registered broker-dealer and NASD member firm, and has acquired these securities in the ordinary course of business as compensation.

(102) Represents 84,031 warrants exercisable at $.35 per share received as compensation for services rendered in connection with a a private placement completed on June 24, 2005.

(103) Herb Kurinsky is affiliated with First Montauk Securities Corp., a registered broker-dealer and NASD member firm, and has acquired these securities in the ordinary course of business as compensation.

(104) Represents 84,031 warrants exercisable at $.35 per share received as compensation for services rendered in connection with a a private placement completed on June 24, 2005.

(105) Represents 133,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(106) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(107) Represents 100,000 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(108) Represents 100,000 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(109) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(110) Represents 133,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(111) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(112) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(113) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(114) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(115) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(116) Represents 233,334 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(117) Represents 23,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(118) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(119) Represents 338,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(120) Represents 338,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(121) Represents 42,000 shares of common stock issued as compensation for services to be rendered. Mark Wachs has investment and voting control over the shares.

(122) Represents 250,000 shares of common stock issued as compensation for services to be rendered. President Geoffrey Eiten has investment and voting control over the shares.

 PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock of Great American Family Parks, Inc., a Nevada corporation, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Once our shares are quoted on the Over the Counter Bulletin Board (“OTCBB”), the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

▪

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪

an exchange distribution in accordance with the rules of the applicable exchange;

▪

privately negotiated transactions;

▪

settlement of short sales;

▪

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

▪

a combination of any such methods of sale; and

▪

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. One of the Selling Stockholders, First Montauk Securities Corp., is a registered broker dealer and NASD member firm. First Montauk served as placement agent in both of our recently completed private placement offerings and received, in addition to commissions, warrants to purchase an aggregate of 343,200 shares of our Common Stock with an exercise price of $0.30 per share in connection with our September 2004 offering and warrants to purchase an aggregate of 1,112,800 shares of our Common Stock with an exercise price of $0.35 per share in connection with our June 2005 offering which was completed on June 24, 2005. The registration statement of which this Prospectus forms a part includes the shares underlying the warrants held by First Montauk. In addition, in October of 2003, First Montauk was retained by Great Western Parks LLC as a financial advisor and consultant, for which it received stock compensation equal to 4.2% of Great Western Parks LLC. or a resulting public company.  As a result of the acquisition of assets from Great Western Parks LLC, First Montauk and its designees currently own 1,268,400 shares of our common stock.

Pursuant to NASD Rule 2710(g), all securities received by First Montauk Securities Corp and its affiliates or associated persons as described above (inc l uding warrants and/or share i s suable upon exercise of warrants) and received within the 180 period prior to the filing of the registration statement of which this Prospectus forms a part or received after the filing date which are deemed by the NASD to be compensation ,shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities for a period of 180 days immediately following the date of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. Should the Selling Stockholders sell shares of our common stock short, our stock price may decline as a result. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock, however, they may elect to sell their shares through First Montauk Securities Corp. as described below. As a broker dealer who is also a selling shareholder, First Montauk may be deemed an underwriter with respect to the shares it may sell pursuant to this Prospectus.

In order to comply with the securities laws of some states, the Selling Stockholders must sell the shares in those states only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholders must sell the shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the selling shareholder complies with the exemption.

Great American Family Parks is required to pay certain fees and expenses incurred by us incident to the registration of the shares. Great American Family Parks has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

First Montauk has indicated to us its willingness to act as selling agent on behalf of the selling shareholders named in the Prospectus under "Selling Stockholders" that purchased our privately placed securities. All shares sold, if any, on behalf of selling shareholders by First Montauk would be in transactions executed by First Montauk on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 4.5% of the gross proceeds. First Montauk does not have an underwriting agreement with us and/or the selling shareholders and no selling shareholders are required to execute transactions through First Montauk.  In the event that there are other broker dealer firms involved in the distribution of securities on behalf of selling shareholders, the maximum commission or discount to be received will not be greater than 8% of the sale of any securities which were registered pursuant to this prospectus under SEC Rule 415.

NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this Prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

▪

it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

▪

the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;

▪

whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

▪

in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by selling shareholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of NASD for review.

No persons associated with us or the selling shareholders may participate in the distribution of the shares to be offered by selling shareholders unless they meet the safe harbor provisions of the SEC Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 with respect to exemption from registration as a broker/dealer.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Any selling shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

At the time a selling shareholder makes a particular offer of shares we will, if required under applicable rules and regulations, distribute a Prospectus supplement that will set forth:

▪

the number of shares that the Selling Holder is offering;

▪

the terms of the offering, including the name of any underwriter, dealer or agent;

▪

the purchase price paid by any underwriter;

▪

 any discount, commission and other underwriter compensation;

▪

discount, commission or concession allowed or reallowed or paid to any dealer; and

▪

the proposed selling price to the public.

 We will not receive any proceeds from sales of any shares by the selling shareholders.

 LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

 EXPERTS

The financial statements as of December 31, 2004 and for the year ended December 31, 2003 are incorporated in this prospectus, to the extent and for the periods indicated in their reports, have been audited by Madsen & Associates Inc., Certified Public Accountants, and are included herein in reliance upon the authority of this firms as experts in accounting and auditing.

 FORWARD-LOOKING STATEMENTS

Information in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, fluctuations in currency exchange rates or interest rates, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

 AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Great American Family Parks, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Upon effectiveness of our registration statement on Form SB-2, we will be subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

 FINANCIAL STATEMENT INDEX

Great American Family Parks, Inc. and Subsidiary Unaudited Financial Statements for the Six Months Ending June 30, 2005	42

Great American Family Parks, Inc. and Subsidiary Financial Statements for the Year Ending December 31, 2004	53

Wild Animal Safari Unaudited Financial Statements for the Three Months Ending March 31, 2005	82

Wild Animal Safari Financial Statements for the Year Ending December 31, 2004	88

Great American Family Parks, Inc. and Subsidiaries Pro-Forma Statements of Operations - by Division For the Year Ended December 31, 2004	111

Great American Family Parks, Inc. and Subsidiaries Pro-Forma Statements of Operations - by Division – unaudited For the Six Months Ended June 30, 2005	112

GREAT AMERICAN FAMILY PARKS, INC.

Financial Statements for the Six Months Ending June 30, 2005

(The rest of this title page purposely left blank.)

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

June 30, 2005 (unaudited) and December 31, 2004

	Jun 30,	Dec 31,
	2005	2004

ASSETS
CURRENT ASSETS
Cash	$ 393,241	$ 29,813
Accounts receivable	22,614	33,238
Inventory	119,792	64,068
Prepaid expenses	650	1,620
Total Current Assets	536,297	128,739

PROPERTY and EQUIPMENT - net of depreciation	5,732,912	1,047,570

OTHER ASSETS
Deposits	15,780	52,280
Intercompany advances – affiliates	63,776	84,164

	79,556	136,444

	$ 6,348,765	$ 1,312,753

LIABILITIES and STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 302,459	$ 127,552
Accrued expenses	113,077	42,578
Current portion – note payable – theme park	252,680	-
Current portion - incentive program advances	9,563	10,687
Current portion - note payable	25,762	25,762
Current portion - capital lease obligations	40,706	40,706
Total Current Liabilities	744,247	247,285

LONG TERM LIABILITIES - net of current portions
Note payable – theme park	2,097,320	-
Incentive program advances	35,009	39,128
Note payable	690,599	703,979
Capital lease obligations	7,362	30,502
	2,830,290	773,609
STOCKHOLDERS' EQUITY
Common stock
300,000,000 shares authorized, at $.001 par value;
44,382,537 shares issued and outstanding	44,382	33,184
Capital in excess of par value	3,211,762	352,487
Retained earnings (deficit)	(481,916)	(93,812)

	2,774,228	291,859

	$ 6,348,765	$ 1,312,753

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2005 and 2004

_______________________________________________________________________________________________

	Three Months		Six Months
	Jun 30,	Jun 30,	Jun 30,	Jun 30,
	2005	2004	2005	2004

SALES	$ 1,714,330	$ 1,161,811	$ 2,909,271	$ 2,099,503

COST OF SALES	1,412,689	1,011,354	2,425,786	1,752,823

Gross Profit	301,641	150,457	483,485	346,680

EXPENSES

Administrative	533,207	132,238	723,195	225,364
Depreciation & amortization	26,604	24,936	52,532	49,867

	559,811	157,174	775,727	275,231

NET PROFIT (LOSS) - before other costs	(258,170)	(6,717)	(292,242)	71,449

OTHER INCOME AND EXPENSES

Interest income	3,058	-	3,058	-
Financing costs	(24,043)	(13,956)	(36,420)	(29,151)
Extended closing penalty – theme park	(62,500)	-	(62,500)	-

NET PROFIT (LOSS)	$ (341,655)	$ (20,673)	$ (388,104)	$ 42,298

NET LOSS PER COMMON SHARE

Basic and diluted	$ (.01)	$ -	$ (.01)	$ -

AVERAGE OUTSTANDING SHARES (stated in 1,000's)

Basic	33,184	30,200	33,184	30,200
Diluted	46,371		46,371

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period January 1, 2002 to June 30, 2005

_______________________________________________________________________________________________

			Capital in
	Common Stock		Excess of	Retained
	Shares	Amount	Par Value	Earnings

Balance January 1, 2002	27,067,000	$ 27,067	$ (44,389)	$ 247,454

Net operating loss for the year ended
December 31, 2002	-	-	-	(55,876)

Issuance of common stock for acquisition -
Royal Pacific Resources, Inc.	2,533,000	2,533	-	-

Balance December 23, 2003 -
subsequent to acquisition	29,600,000	29,600	(44,389)	191,578

Issuance of common stock for services	600,000	600	10,770	-

Net operating loss for the year
ended December 31, 2003	-	-	-	(4,984)

Balance December 31, 2003	30,200,000	30,200	(33,619)	186,594

Issuance of common stock for cash -
net of issuance costs - September 2004	1,716,000	1,716	361,867	-

Issuance of common stock for payment
of debt - September 2004	1,268,400	1,268	22,762	-

Interest expense on value of contingent debt	-	-	1,477	-

Net operating loss for the year
ended December 31, 2004	-	-	-	(280,406)

Balance December 31, 2004	33,184,400	33,184	352,487	(93,812)

Issuance of common stock for cash -
net of issuance costs	11,128,137	11,128	2,841,093	-

Issuance of common stock for costs -
acquisition of theme park	50,000	50	12,450	-

Issuance of common stock for services	20,000	20	4,980	-

Interest expense on value of contingent debt	-	-	752	-

Net operating loss for the six months
ended June 30, 2005	-	-	-	(388,104)

Balance June 30, 2005 - unaudited	44,382,537	$ 44,382	$ 3,211,762	$ (481,916)

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2005 and 2004

_______________________________________________________________________________________________

	Jun 30,	Jun 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (388,104)	$ 42,298
Adjustments to reconcile net loss to
net cash provided by operating
Activities
Depreciation & amortization	53,309	49,867
Issue capital stock for expenses	17,500	-
Changes in
Interest on value of contingent debt	752	-
Intercompany advance	20,388	(20,599)
Accounts receivable	10,624	(32,765)
Inventory	(55,724)	-
Prepaid expenses & deposits	37,470	(4,383)
Accounts payable & accrued expenses	244,282	(14,280)
Incentive program advances	(4,119)	(5,244)

Net Change From Operations	(63,622)	14,894

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase theme park assets	(2,388,651)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Net proceeds from issuance of capital stock	2,852,221	-
Payments of capital lease obligations	(23,140)	(23,784)
Payments on notes payable	(13,380)	(12,660)
	2,815,701	(36,444)

Net Change in Cash	363,428	(21,550)

Cash at Beginning of Period	29,813	25,831

Cash at End of Period	$ 393,241	$ 4,281

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$ 35,668	$ 29,151
Issuance of 70,000 shares common stock for expenses	17,500	-

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

June 30, 2005

1.

ORGANIZATION

Great American Family Parks, Inc. (GAFP) (name changed on December 24, 2003 from Royal Pacific Resources, Inc.) is a Nevada corporation formed during 2002 for the purpose of merging with Painted Deseret Uranium and Oil Company, Inc., a Washington corporation incorporated in 1954, with the merger being  completed on July 25, 2002.

On December 23, 2003  GAFP completed the acquisition of all member interests in Crossroads Convenience Center, LLC (CCC) from Great Western Parks LLC by the issuance of 27,067,000 shares of its common capital stock, representing 91.4% of the outstanding stock after the acquisition, which was accounted for as a reverse acquisition  in which  CCC is considered to be the Aacquirer@ of GAFP for  reporting purposes.  The outstanding stock of GAFP before the acquisition was 2,533,000 and after  29,600,000. The continuing operations of the business are those of CCC  including its prior historical financial statements and the operations of GAFP from December 23, 2003.  The financial statements show a retroactive restatement of  CCC=s  historical members= equity to reflect the equivalent number of shares of common stock issued  in the acquisition.

Crossroads Convenience Center, LLC (CCC) was organized under the laws of the State of Idaho on June 18, 1998. CCC=s primary business activity is operating a retail convenience center, which includes a Chevron gasoline station, and a convenience store in Nampa, Idaho.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise any common  share rights unless the  exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Revenue Recognition

The major source of income is received in the form of cash sales from a convenience center and gas station, and a theme park. Revenue is recognized upon receipt of the cash from the sale of a product or service.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2005

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising and Market Development

The company  expenses advertising and market development costs as incurred.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

CCC is a limited liability company with all tax attributes passing through to its members.  Before the acquisition date of December 23, 2003, the income of CCC passed through to the former members.  Accordingly, there is no provision for income taxes in the accompanying financial statements associated with the income of CCC prior to acquisition.  After the acquisition by GAFP the income or loss of CCC passes through to GAFP, the sole member of CCC.  On June 30, 2005, the Company and its subsidiary had a net operating loss available for  carry forward of  $733,199.  The tax benefit of approximately $220,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful.  The loss carryforward expires beginning in the  2026.

Principles of Consolidation

The accompanying consolidated financial statements  includes the accounts of GAFP, (parent) and its subsidiaries CCC, and Wild Animal Safari, Inc. Revenues and expenses of GAFP are included  for the period subsequent to December 23, 2003 and includes the accounts of CCC and Wild Animal Safari, Inc. from their inception.  All material intercompany accounts and transactions have been eliminated.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risks except for the accounts receivable, however the Company considers the accounts to be fully collectable .

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with  accounting principles  generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2005

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Property and equipment

 Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from five to thirty nine years. A summary is included below.

Land	$ 1,922,500
Building	3,360,116
Equipment	412,904
Leased equipment	223,728
Animals	400,000
Less accumulated depreciation	(586,336)
Net	$ 5,732,912

Inventory

Inventory consists of fuel, food, beverages, and other convenience store items, and are stated at the lower of cost or  market.  Cost is determined on the first-in, first-out  method.

Impairment of Long-Lived Assets

The Company reviews its major assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If an asset is considered to be impaired, the impairment will be recognized in an amount determined by the excess of  the carrying amount of the asset over its fair value.

Financial Instruments

The carrying amounts of financial instruments,  including cash, accounts receivable,  and accounts and notes payable are considered by management to be their estimated fair values due to their short term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its  financial statements.

3.  INTEREST EXPENSE ON VALUE OF CONTINGENT DEBT ON MEMBER PROPERTY

In 1999, the Company obtained a loan for the acquisition and construction of its property and improvements.  The lending agency required various forms of collateral to secure the debt, including a second deed of trust on real property owned by a member of CCC.  The Company recognized a value of $50,000 for the use of the additional collateral. The amount is being amortized to interest expense over the 23 year life of the loan by an addition to the stockholders’ equity. The Company is currently seeking refinancing and a removal of the second deed of trust on the member property.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2005

4.  NOTE PAYABLE

During 1999, the Company entered into a note agreement with a lending institution to borrow $828,976 for the construction and start-up costs of the facility under the U.S. Small Business Administration guarantee program.  The note is secured by a deed of trust in favor of the lender on the real property owned by the Company, the assignment of a life insurance policy on the managing member=s life, and a second Deed of Trust on real property owned by the managing member.  The note is payable monthly with interest at the prime rate plus 5% (5.25% at December 31, 2003) and matures in August 2022.  The total interest rate adjustment over the life of the loan is limited to either 5% below or above the initial rate of 8.25%.

At December 31, 2004, the scheduled future principal maturities for the note are as follows:

Year Ending
December 31	Amount

2005	$ 25,762
2006	27,147
2007	28,607
2008	30,146
2009	30,231
Thereafter	574,468

5.   NOTE PAYABLE – THEME PARK

On November 8, 2004, the Company entered into an “Asset Purchase Agreement” with Ron Snider & Associates, Inc. to purchase animals and other park property for a theme park in Pine Mountain, Georgia for $700,000, with an extended closing date of June 13, 2005. At closing the Company paid $350,000 and a promissory note for the balance. The promissory note includes interest at 7.5% per annum and will be payable in eighty-three monthly installments of principle and interest of $5,368. The Company also entered into a “Real Estate Purchase Agreement” with individuals and a partnership for the acquisition of the land underlying the theme park site, including improvements, buildings, and fixtures for $4,000,000. The Company paid $2,000,000 at closing and promissory note for $2,000,000 for the balance at closing. The note for the purchase of the real property will bear interest at 7.5% per annum and will be payable in eighty-three monthly installments of principle and interest of $30,676. Both notes are secured by a first priority Security Agreement on the assets and a first Security Deed on the real estate.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2005

5.  NOTE PAYABLE – THEME PARK - continued

The total of the notes assumed was $2,350,000 and the scheduled future principal maturities for the notes are as follows:

Year Ending
December 31	Amount

2005	$ 108,131
2006	273,680
2007	294,926
2008	317,822
2009	342,496
Thereafter	1,012,945

6.  CAPITAL LEASES

During 1999, the Company entered into lease agreement for gas pumping equipment that are classified as capital leases and expire in 2006.

The future minimum lease payments under the capital leases together with the net present value of the minimum lease payments as of December 31, 2004 are as follows:

Year Ending
December 31	Amount

2005	$ 45,794
2006	8,284
Total	54,078
Less: Amount representing interest	(6,009)
Net present value of future minimum lease payments	$ 48,069

The amount necessary to reduce the future minimum lease payments to their net present value is calculated at the average interest rate implicit in the leases.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2005

6.   CAPITAL LEASES - continued

The net present value of the minimum lease payments and other balances related to the capital leases are included in the accompanying financial statements as follows:

Capital lease obligations
Current portion	$ 40,706
Long-term portion	7,362
Total	$ 48,068

Leased equipment under capital lease
Original assets value	$ 223,728
Less: Accumulated amortization	(86,659)
Book value of leased assets	$ 137,069

7.  INVESTMENT INCENTIVE PROGRAM

In September 1999, the Company received $107,520 as an advance for the construction of  a service station facility from a fuel distributor under Chevron=s program Investment Incentive Program.   Under this program, the Company is required to sell 1,680,000 gallons (the Abase volume@) of gasoline per year during the first four years of operation.  If the Company sells less than the base volume, a repayment is required equal to $.02 per gallon times the deficiency.  If the Company sells more than the base volume, the Company would receive an amount equal to $.02 per gallon times the excess with total payments including the initial advance not to exceed $160,000.  After four years, no minimum gallons  are required, and no further adjustments are made to the incentive.  As of December 31, 2004, the Company had not sold the minimum gallons and has made repayments totaling $31,177 covering its sales deficiency through December 2004.

If the Company discontinues the sale of Chevron branded products during the ten-year period after the start of operations (September 1999), the incentive advances under this program are required to be reimbursed, less 1/120 of such advance for each month elapsed during the ten-year period.  Accordingly, the incentives are being amortized on a straight line basis over the ten year period and are included in the Statement of Operations as a reduction to fuel cost of goods sold.

8.  CAPITAL STOCK

On the closing of the Stock Purchase Agreement (see Note 1) the Company issued 27,067,000 shares of common stock in exchange for all of the member interests in Crossroads Convenience Center, LLC.

During 2003 the Company issued  600,000 restricted  common shares for consulting services.

On September 27, 2004, the Company issued 2,984,400 restricted  common shares  for cash, and 2,059,200 warrants under  Purchase Agreements dated June 10, 2004.  Each  warrant includes the right to purchase an additional common share at $.30 per share at any time within five years.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2005

_______________________________________________________________________________________

8.  CAPITAL STOCK – continued

During June 2005 the Company completed a private placement offering of 11,128,000 common shares for cash, 20,000 common shares for services, and 50,000 common shares for additional costs for the acquisition of the theme park. Included as part of the sale were warrants to purchase 11,128,000 common shares at any time before June 23, 2010 at an exercise price of $.35.

On the date of this report none of the warrants had been exercised.

On December 24, 2003, the Company completed a reverse stock split of 6 outstanding shares for 1 share. This report has been prepared showing post split shares from inception.

9.  SIGNIFICANT  TRANSACTIONS WITH RELATED PARTIES

Officer- director=s and their controlled entities have acquired  40% of the outstanding common stock of the Company.

On June 30, 2005 the Company had made no interest, demand loans  to affiliates of $63,776. The affiliation resulted by common officers of the affiliates and the Company.

Employment Agreements

On February 1, 2005, the Company entered into separate employment agreements with four officers which provides for base annual salaries of aggregate payments of $260,000, as compensation for the part-time employment of the officers until a second theme park is acquired. Each agreement has a base term of three years effective retroactively as of February 1, 2005 and provides for base annual salaries $120,000 to Larry Eastland, the president and CEO, $40,000 to Dale Van Voorhis, the CFO, $60,000 to James Meikle, President of the Theme Park, and $40,000 to Jack Klosterman, the Secretary and Treasurer. The agreements are renewable for additional period of two years, unless notice is given to the contrary. Upon the acquisition of a second theme park, the salaries will increase to aggregate payments of $390,000 and provides for base annual salaries of respectively $170,000, $60,000, $100,000 and $60,000. With the acquisition of additional theme parks, salaries will be reviewed with consideration given to resulting increased work and responsibility. Health insurance is provided in the form of a Blue Cross Plan for two officers and their families.

The president of the Company will receive an annual cash bonus based upon a percentage of out pre-tax income (as defined therein) for each fiscal year covered by the employment agreement at a percentage of 2%. No bonus is payable unless the Company earns pre-tax income in excess of $500,000. Each of the employment agreements also provides for the payment of additional severance compensation, in amounts based on a formula of not less than three times the executive’s then current base salary, at any time during the term when either of the following occurs: (i) the agreement is terminated by us without cause (as defined therein); or (ii) terminated by the executive due to a change in control (as defined therein). These agreements also entitle the officers to participate in Stock Option Plans. Upon hiring additional marketing personnel, we may enter into additional employment agreements, which we anticipate may contain similar terms to our existing employment agreements.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2005

_______________________________________________________________________________________

9.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES – continued

Consulting Agreement

The Company entered into a consulting agreement with Ronald E. Snider, former owner of the theme park, effective upon the acquisition of the park, which provides for the sum of $300,000 over three years in monthly installments of $8,333 of which $4,163 will be paid in cash and the balance in common stock.

10.  PUBLIC RELATIONS CONSULTING AGREEMENTS

On November 15, 2004 the Company entered into a public relations consulting agreement with National Financial Communication Network, Inc. for a period of one year. The consulting services include the development and maintenance of an ongoing program to increase the investment community’s awareness of the Company’s activities. The agreement provides for the payment of $3,000 per month for five months, $9,000 for the sixth month, and $5,000 thereafter, and stock options to purchase 300,000 shares of Common stock at $1.25 per share, exercisable up to three years after the completion of the above contract.

11.  ACQUISITION OF THEME PARK

Pursuant to its business plan to create a regional theme park in the Pine Mountain area of Georgia, the Company entered into purchase agreements for land and selected assets, from several sources, and created a Georgia Corporation with the name of “Wild Animal Safari, Inc.,” a wholly owned subsidiary of the Company, to receive the assets and to manage the theme park. On November 8, 2004, the Company entered into an “Asset Purchase Agreement” with Ron Snider & Associates, Inc. to purchase animals and other park property for a theme park in Pine Mountain, Georgia for $700,000, with an extended closing date of June 13, 2005. At closing the Company paid $350,000 and a promissory note for the balance. The promissory note includes interest at 7.5% per annum and will be payable in eighty-three monthly installments of principle and interest of $5,368. The Company also entered into a “Real Estate Purchase Agreement” with individuals and a partnership for the acquisition of the land underlying the theme park site, including improvements, buildings, and fixtures for $4,000,000. The Company paid $2,000,000 at closing and promissory note for $2,000,000 for the balance at closing. The note for the purchase of the real property will bear interest at 7.5% per annum and will be payable in eighty-three monthly installments of principle and interest of $30,676. Both notes are secured by a first priority Security Agreement on the assets and a first Security Deed on the real estate. $50,000 and 50,000 shares of Company stock were paid as a penalty to extend the closing date. These amounts have been expensed.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2005

_______________________________________________________________________________________

12.  CONTINGENCIES

Painted Desert (see organization above) owned or controlled properties on private and public lands in several states in the Western United States for purposes of exploring for and developing commercial mineral deposits. The Company=s efforts proved unsuccessful, and as of December 31, 1995, the Company had abandoned all of its interests in mineral and mining properties.  The Company and its properties have been subject to a variety of federal and state regulations governing land use and environmental matters.  The Company accrues liabilities relating to environmental damages and claims only when it is probable that such liabilities exist and their amounts can be reasonably estimated. During the 1970's, the Company held leasehold interests in two mining properties known as the Silver Strike Mine and the Blue Star Prospect located in Shoshone County of Northern Idaho, on which the Company participated in various exploration and mining activities.  The Silver Strike Mine and Blue Star Prospect claim areas are currently listed by the Environmental Protection Agency  as potentially contaminated sites and sources for potential contamination of drainages leading into the Coeur d= Alene River Basin.  The Company has not received any notification of a pending action or proceeding against the Company relating to environmental damages it may be responsible for.  However, in recent years, certain other companies involved in mining activities on property interests upland of the Coeur d= Alene River Basin have been identified as potentially responsible parties under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and have entered into consent decrees with the EPA and the state of Idaho, concerning environmental remediation  obligations and damages to  natural resources in the Coeur D=Alene River Basin. As of June 30, 2005, the Company has not accrued any amounts for the potential liability associated with any environmental claims because any potential claim amount is undeterminable.

13.  GOING CONCERN

The Company intends  to continue the  development of  its business interests,  however, there is insufficient  working capital necessary to be successful in this effort and to service its debt which raises substantial doubt about its ability to continue as a going concern.

The Company  and its subsidiaries have a negative current working capital which indicates an inability to operate for the coming year, however, its major source of income is from cash sales which will provide sufficient cash flow to service its current debt. The Company will need additional funding to acquire new assets contemplated in the future. During the second quarter 2005 the Company received additional funding needed to complete the purchase of a theme park through the sale of private placement common stock and it will seek additional equity and debt financing mechanisms, both public and private, to be in a position to take advantage of its acquisition opportunities for the purchase of additional theme parks, however, the company will be able to operate its division for the coming year from the proceeds of cash sales even if the funding necessary to complete the proposed acquisition fails.

GREAT AMERICAN FAMILY PARKS, INC.

Financial Statements for the Year Ending December 31, 2004

(The rest of this title page purposely left blank.)

MADSEN & ASSOCIATES. CPA’s INC.

684 East Vine St.   #3

Certified Public Accountants and Business Consultants

Murray, Utah 84107

              Telephone 801-268-2632

Board of Directors

Great American Family Parks, Inc. and Subsidiary

Eagle, Idaho

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of Great American Family Parks, Inc. and Subsidiary at December 31, 2004,  and the related  consolidated statement of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great American Family Parks,  Inc. and Subsidiary at December 31, 2004,  and the statements of operations, and cash flows for the years ended December 31, 2004 and 2003  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company will need additional working capital to service its debt  and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

May 9, 2005                                        /s/ Madsen & Associates, CPA’s Inc.

Murray, Utah

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2004

_____________________________________________________________________________________________________

ASSETS
CURRENT ASSETS
Cash	$ 29,813
Accounts receivable	33,238
Inventory	64,068
Prepaid expenses	1,620
Total Current Assets	128,739

PROPERTY and EQUIPMENT - net of depreciation	1,047,570

OTHER ASSETS
Deposits	52,280
Intercompany advances - affiliates	84,164

136,444

$ 1,312,753

LIABILITIES and STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 127,552
Accrued expenses	42,578
Current portion - incentive program advances	10,687
Current portion - note payable	25,762
Current portion - capital lease obligations	40,706
Total Current Liabilities	247,285

LONG TERM LIABILITIES - net of current portions
Incentive program advances	39,128
Note payable	703,979
Capital lease obligations	30,502
773,609
STOCKHOLDERS' EQUITY
Common stock
300,000,000 shares authorized, at $.001 par value;
33,184,400 shares issued and outstanding	33,184
Capital in excess of par value	352,487
Retained earnings (deficit)	(93,812)

291,859

$ 1,312,753

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For the Years Ended December 31, 2004 and 2003

 ____________________________________________________________________________________________________

	Dec 31,	Dec 31,
	2004	2003

SALES	$ 4,610,452	$ 3,993,515

COST OF SALES	4,021,247	3,390,972

Gross Profit	589,205	602,543

EXPENSES

Administrative	718,066	449,868
Depreciation & amortization	101,053	102,490

	819,119	552,358

NET PROFIT (LOSS) - before other costs	(229,914)	50,185

FINANCING COSTS	(50,492)	(55,169)

NET LOSS	$ (280,406)	$ (4,984)

NET LOSS PER COMMON SHARE

Basic and diluted	$ -	$ -

AVERAGE OUTSTANDING SHARES (stated in 1,000's)

Basic	30,946	27,067
Diluted	33,005

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period January 1, 2002 to December 31, 2004

_____________________________________________________________________________________________________

			Capital in
	Common Stock		Excess of	Retained
	Shares	Amount	Par Value	Earnings

Balance January 1, 2002	27,067,000	$ 27,067	$ (44,389)	$ 247,454

Net operating loss for the year ended
December 31, 2002	-	-	-	(55,876)

Issuance of common stock for acquisition -
Royal Pacific Resources, Inc.	2,533,000	2,533	-	-

Balance December 23, 2003 -
subsequent to acquisition	29,600,000	29,600	(44,389)	191,578

Issuance of common stock for services	600,000	600	10,770	-

Net operating loss for the year
ended December 31, 2003	-	-	-	(4,984)

Balance December 31, 2003	30,200,000	30,200	(33,619)	186,594

Issuance of common stock for cash -
net of issuance costs - September 2004	1,716,000	1,716	361,867	-

Issuance of common stock for payment
of debt - September 2004	1,268,400	1,268	22,762	-

Interest expense on value of contingent debt	-	-	1,477	-

Net operating loss for the year
ended December 31, 2004	-	-	-	(280,406)

Balance December 31, 2004	33,184,400	$ 33,184	$ 352,487	$ (93,812)

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2004 and 2003

_____________________________________________________________________________________________________

	Dec 31,	Dec 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (280,406)	$ (4,984)
Adjustments to reconcile net loss to
net cash provided by operating
activities
Depreciation & amortization	101,053	102,489
Issuance of capital stock for services	-	11,370
Changes in
Intercompany advances	(46,336)	-
Accounts receivable	(7,695)	(1,385)
Inventory	(13,210)	(875)
Prepaid expenses & deposits	(47,015)	(40,011)
Accounts payable & accrued expenses	21,318	10,251
Incentive program advances	(10,488)	(10,487)

Net Change From Operations	(282,779)	66,368

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property & equipment	(14,406)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Net proceeds from issuance of capital stock	363,583	-
Payments of capital lease obligations	(36,747)	(35,126)
Payments on notes payable	(25,669)	(24,583)
Advances from members	-	(6,000)
	301,167	(65,709)

Net Change in Cash	3,982	659

Cash at Beginning of Period	25,831	25,172

Cash at End of Period	$ 29,813	$ 25,831

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$ 49,015	$ 50,754
Issuance of common stock for services		11,370

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

___________________________________________________________________________________________________________

1.

ORGANIZATION

Great American Family Parks, Inc. (GAFP) (name changed on December 24, 2003 from Royal Pacific Resources, Inc.) is a Nevada corporation formed during 2002 for the purpose of merging with Painted Deseret Uranium and Oil Company, Inc., a Washington corporation incorporated in 1954, with the merger being  completed on July 25, 2002.

On December 23, 2003  GAFP completed the acquisition of all member interests in Crossroads Convenience Center, LLC (CCC) from Great Western Parks LLC by the issuance of 27,067,000 shares of its common capital stock, representing 91.4% of the outstanding stock after the acquisition, which was accounted for as a reverse acquisition  in which  CCC is considered to be the “acquirer” of GAFP for  reporting purposes.  The outstanding stock of GAFP before the acquisition was 2,533,000 and after  29,600,000. The continuing operations of the business are those of CCC  including its prior historical financial statements and the operations of GAFP from December 23, 2003.  The financial statements show a retroactive restatement of  CCC’s  historical members’ equity to reflect the equivalent number of shares of common stock issued  in the acquisition.

 Crossroads Convenience Center, LLC (CCC) was organized under the laws of the State of Idaho on June 18, 1998. CCC’s primary business activity is operating a retail convenience center, which includes a Chevron gasoline station, and a convenience store in Nampa, Idaho.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise any common  share rights unless the  exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Revenue Recognition

The major source of income is received in the form of  cash sales from a convenience center and gas station. Revenue is recognized  upon receipt of the cash from the sale of a product or service.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2004

___________________________________________________________________________________________________________

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Advertising and Market Development

The company  expenses advertising and market development costs as incurred.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

© is a limited liability company with all tax attributes passing through to its members.  Before the acquisition date of December 23, 2003, the income of © passed through to the former members.  Accordingly, there is no provision for income taxes in the accompanying financial statements associated with the income of © prior to acquisition.  After the acquisition by GAFP the income or loss of © passes through to GAFP, the sole member of ©.  On December 31, 2004, the Company and its subsidiary had a net operating loss available for  carry forward of  $347,324.  The tax benefit of approximately $104,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful.  The loss carryforward expires beginning in the  2025.

Principles of Consolidation

The accompanying consolidated financial statements for the  year ended December 31, 2004, includes the accounts of GAFP and its subsidiary ©. Revenues and expenses of GAFP are included  for the period subsequent to  December 23, 2003 and includes the accounts of © from its inception.  All material intercompany accounts and transactions have been eliminated.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risks except for the accounts receivable, however the Company considers the accounts to be fully collectable .

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with  accounting principles  generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2004

___________________________________________________________________________________________________________

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Property and equipment

 Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from five to fifteen years. A summary is included below.

Land	$ 180,000
Building	1,028,763
Equipment	146,912
Leased equipment	223,728
Less accumulated depreciation	(531,833)
Net	$ 1,047,570

Inventory

Inventory consists of fuel, food, beverages, and other convenience store items, and are stated at the lower of cost or  market.  Cost is determined on the first-in, first-out  method.

Impairment of Long-Lived Assets

The Company reviews its major assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If an asset is considered to be impaired, the impairment will be recognized in an amount determined by the excess of  the carrying amount of the asset over its fair value.

Financial Instruments

The carrying amounts of financial instruments,  including cash, accounts receivable,  and accounts and notes payable are considered by management to be their estimated fair values due to their short term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its  financial statements.

3.   INTEREST EXPENSE  ON VALUE OF  CONTINGENT DEBT ON MEMBER PROPERTY

In 1999, the Company obtained a loan for the acquisition and construction of its property and improvements.  The lending agency required various forms of collateral to secure the debt, including a second deed of trust on real property owned by a member of CCC.  The Company recognized a value of $50,000 for the  use of  the additional collateral.  The amount is being amortized to interest expense over the 23 year life of the loan by an addition to the stockholders’ equity.

The Company is currently seeking refinancing  and a removal of the second deed of trust on the member property.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2004

___________________________________________________________________________________________________________

4.  NOTE PAYABLE

During 1999, the Company entered into a note agreement with a lending institution to borrow $828,976 for the construction and start-up costs of the facility under the U.S. Small Business Administration guarantee program.  The note is secured by a deed of trust in favor of the lender on the real property owned by the Company, the assignment of a life insurance policy on the managing member’s life, and a second Deed of Trust on real property owned by the managing member.  The note is payable monthly with interest at the prime rate plus 5% (5.25% at December 31, 2003) and matures in August 2022.  The total interest rate adjustment over the life of the loan is limited to either 5% below or above the initial rate of 8.25%.

At December 31, 2004, the scheduled future principal maturities for the note are as follows:

Year Ending
December 31	Amount

2005	$ 25,762
2006	27,147
2007	28,607
2008	30,146
2009	30,231
Thereafter	587,741

5.  CAPITAL LEASES

During 1999, the Company entered into a lease agreement for gas pumping equipment that are classified as capital leases and expire in 2006.

The future minimum lease payments under the capital leases together with the net present value of the minimum lease payments as of December 31, 2004 are as follows:

Year Ending
December 31	Amount

2005	$ 54,831
2006	33,230
Total	88,061
Less: Amount representing interest	(16,853)
Net present value of future minimum lease payments	$ 71,208

The amount necessary to reduce the future minimum lease payments to their net present value is calculated at the average interest rate implicit in the leases.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2004

___________________________________________________________________________________________________________

5.  CAPITAL LEASES -continued

The net present value of the minimum lease payments and other balances related to the capital leases are included in the accompanying financial statements as follows:

	2004	2003
Capital lease obligations
Current portion	$ 40,706	$ 34,047
Long-term portion	30,502	73,908
Total	$ 71,208	$ 107,955

Leased equipment under capital lease
Original assets value	$ 223,728	$ 223,728
Less: Accumulated amortization	(81,375)	(65,875)
Book value of leased assets	$ 142,353	$ 157,853

6.  INVESTMENT INCENTIVE PROGRAM

In September 1999, the Company received $107,520 as an advance for the construction of  a service station facility from a fuel distributor under Chevron’s program Investment Incentive Program.   Under this program, the Company is required to sell 1,680,000 gallons (the “base volume”) of gasoline per year during the first four years of operation.  If the Company sells less than the base volume, a repayment is required equal to $.02 per gallon times the deficiency.  If the Company sells more than the base volume, the Company would receive an amount equal to $.02 per gallon times the excess with total payments including the initial advance not to exceed $160,000.  After four years, no minimum gallons  are required, and no further adjustments are made to the incentive.  As of December 31, 2004, the Company has not sold the minimum gallons and has made repayments totaling $31,177 covering its sales deficiency through December 2004.

If the Company discontinues the sale of Chevron branded products during the ten-year period after the start of operations (September 1999), the incentive advances under this program are required to be reimbursed, less 1/120 of such advance for each month elapsed during the ten-year period.  Accordingly, the incentives are being amortized on a straight line basis over the ten year period and are included in the Statement of Operations as a reduction to fuel cost of goods sold.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2004

___________________________________________________________________________________________________________

7.  CAPITAL STOCK

On the closing of the Stock Purchase Agreement (see Note 1) the Company issued 27,067,000 shares of common stock in exchange for all of the member interests in Crossroads Convenience Center, LLC.

During 2003 the Company issued  600,000 restricted  common shares for consulting services.

On September 27, 2004, the Company issued 1,716,000 restricted  common shares  for cash, and 2,059,200 warrants under  Purchase Agreements dated June 10, 2004.  Each  warrant includes the right to purchase an additional common share at $.30 per share at any time within five years.

On September 27, 2004 the Company issued 1,268,400 restricted common shares for payment of debt

On December 24, 2003, the Company completed a reverse stock split of 6 outstanding shares for 1 share. This report has been prepared showing post split shares from inception.

8.  SIGNIFICANT  TRANSACTIONS WITH RELATED PARTIES

Officer- director’s and their controlled entities have acquired 45% of the outstanding common stock of the Company.

On December 30, 2004 the Company had made no interest, demand loans  to affiliates of $84,164. The affiliation resulted by common officers of the affiliates and the Company.

9.  PUBLIC RELATIONS CONSULTING AGREEMENTS

On November 15, 2004 the Company entered into a public relations consulting agreement with National Financial Communications Network, Inc. for a period of one year. The consulting services include the development and maintenance of an ongoing program to increase the investment community’s awareness of the Company’s activities. The agreement provides for the payment of $3,000 per month for five months, $9,000 for the sixth month, and $5,000 thereafter, and stock options to purchase 300,000 shares of Common stock at $1.25 per share, exercisable up to three years after the completion of the above contract.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2004

___________________________________________________________________________________________________________

10.  CONTINGENCIES

Painted Desert (see organization above) owned or controlled properties on private and public lands in several states in the Western United States for purposes of exploring for and developing commercial mineral deposits. The Company’s efforts proved unsuccessful,   and as of December 31, 1995, the Company had abandoned all of its interests in mineral and mining properties.  The Company and its properties have been subject to a variety of federal and state regulations governing land use and environmental matters.  The Company accrues liabilities relating to environmental damages and claims only when it is probable that such liabilities exist and their amounts can be reasonably estimated.

During the 1970's, the Company held leasehold interests in two mining properties known as the Silver Strike Mine and the Blue Star Prospect located in Shoshone County of Northern Idaho, on which the Company participated in various exploration and mining activities.  The Silver Strike Mine and Blue Star Prospect claim areas are currently listed by the Environmental Protection Agency  as potentially contaminated sites and sources for potential contamination of drainages leading into the Coeur d’ Alene River Basin.  The Company has not received any notification of a pending action or proceeding against the Company relating to environmental damages it may be responsible for.  However, in recent years, certain other companies involved in mining activities on property interests upland of the Coeur d’ Alene River Basin have been identified as potentially responsible parties under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and have entered into consent decrees with the EPA and the state of Idaho, concerning environmental remediation  obligations and damages to  natural resources in the Coeur D’Alene River Basin.

As of  December 31, 2004, the Company has not accrued any amounts for the potential  liability associated with any environmental claims  because any potential claim amounts are undeterminable.

11.  GOING CONCERN

The Company intends  to continue the  development of  its business interests,  however, there is insufficient  working capital  necessary to be successful in this effort  which raises substantial doubt about its ability to continue as a going concern.

The Company and its subsidiary have a  negative current working capital which indicates an inability to operate for the coming year, however, its major source of income is from cash sales which will provide sufficient cash flow to service its current debt. The Company will need additional funding to acquire the new  assets  contemplated in the future.  During the second quarter 2005 the Company  received  additional  funding needed to complete the  purchase of a  theme park  thru the sale of private placement common stock and it will seek additional  equity and debt financing mechanisms, both public and private,   to be in a position to take advantage of its acquisition opportunities for the purchase of additional theme parks, however,  the Company will be able to operate  its divisions for the coming year from the proceeds of cash sales even if the funding necessary to complete the proposed acquisitions fails.

In the event the Company fails to make timely payments on a newly acquired theme park during June 2005, the terms of the note provide for the start of a legal action, for full payment or repossession by the seller, after three months of non-payments.

GREAT AMERICAN FAMILY PARKS,  INC.  and SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2004

___________________________________________________________________________________________________________

12.  SUBSEQUENT EVENTS

Pursuant to its business plan to create a regional theme park in the Pine Mountain area of Georgia, the Company entered into  purchase agreements for  land and selected assets, from several sources, and created a  Georgia Corporation with the name of “Wild Animal Safari, Inc.,” to manage a proposed theme park.

On November 8, 2004, the Company entered into an “Asset Purchase Agreement” with Ron Snider & Associates, Inc. to purchase animals and other  park  property for a theme park in Pine Mountain Georgia for   $700,000, with an extended closing date of June 13, 2005.  At closing the Company will pay $350,000  and a promissory note for the balance.  The promissory note will bear interest at 7.5% per annum and will be payable in eighty-three monthly installments of principle and interest of $5,368.  The Company also entered into a “Real Estate Purchase Agreement” with individuals and a partnership for the acquisition of the land underlying the  theme park site, including the improvements, buildings, and fixtures  for  $4,000,000.  The Company will pay  $2,000,000  at closing and promissory note for $2,000,000 for the balance at closing.  The note for the purchase of the real property will bear interest at 7.5% per annum and will be payable in eighty-three monthly installments of principal and interest of $30,676.  Both notes will be secured by a first priority Security Agreement on the  assets and a first Security Deed on the real estate.  An earnest money deposit of $50,000 and 150,000 shares of Company stock were deposited in escrow pending the closing of the agreements.

The deposit and shares were given as consideration for an extended closing date in June 2005, however, the shares were not  shown as outstanding until the closing date. The deposit and shares were expensed during June 2005.

Included in the following are the condensed,   pro-forma, financial statements of Great American Family Parks, Inc. and subsidiary,  Ron Snider & Associates, Inc., and other entities, as if the acquisition  had been completed on January 1, 2005.

The condensed pro-forma operating statements include those of the Company and its subsidiary and the operations of  Ron Snider & Associates, Inc. for the year ended December 31, 2004 and the six months ended June 30, 2005 (unaudited). The  operations of Ron Snider & Associates, Inc. have been adjusted to include revised administrative, depreciation,  and interest expense, as if its operations had been a division of the Company for the two periods.

Earnings per share amounts are based on outstanding shares of 44,854,537  assuming the acquisition had been completed.

The cost of sales shown for the theme park includes all direct costs, including supplies, park wages, animal food, truck expense, maintenance, and depreciation.

No provision for income tax has been provided because a  net operating loss carryforward  is  available to offset any profit  and the  use of the net operating loss in the future is otherwise doubtful.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

FINANCIAL STATEMENTS

(REVIEWED)

THREE MONTHS ENDED MARCH 31, 2005

(The rest of this title page purposely left blank.)

GAY & JOSEPH, C.P.A., P.C.

CERTIFIED PUBLIC ACCOUNTANTS

201 CHURCH STREET

LAGRANGE, GEORGIA 30240-2711

(706) 884-7331

To the Board of Directors

Ron Snider & Associates, Inc.

d/b/a Wild Animal Safari

Pine Mountain, Georgia

We have reviewed the accompanying balance sheet of Ron Snider & Associates, Inc. d/b/a Wild Animal Safari (an S Corporation) as of March 31, 2005, and the related statements of income, retained earnings, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of Ron Snider & Associates, Inc. d/b/a Wild Animal Safari.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.  The information included in the accompanying Schedule of Cost of Sales on page 9 is presented only for supplementary analysis purposes.  Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made thereto.

/s/ Gay & Joseph, C.P.A., P.C.

Certified Public Accountants

September 29, 2005

LaGrange, Georgia

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

BALANCE SHEET

March 31, 2005

Assets
Current assets:
Cash and equivalents	$ 1,062,163
Inventories	37,857
Prepaid expenses	14,430
Total current assets	1,114,450

Property and equipment	1,369,023
Less accumulated depreciation	(963,970)
Net property and equipment	405,053

Total assets	$1,519,503

Liabilities and Stockholders' Equity

Current liabilities:
Note payable - related party	$500,166
Accounts payable	27,053
Accrued expenses	29,119
Total current liabilities	556,338

Stockholders' equity:
Common stock, 10,000,000 shares authorized; 101,884 shares
issued and outstanding, no par value	40,828
Retained earnings	922,337
Total stockholders' equity	963,165

Total liabilities and stockholders' equity	$1,519,503

See accountants’ review report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

STATEMENT OF INCOME

THREE MONTHS ENDED MARCH 31, 2005

Revenues:
Gross receipts	$ 284,373
Less sales taxes, discounts, and refunds	(17,476)
Net revenues	266,897

Cost of sales	163,409

Gross profit	103,488

Operating expenses:
Advertising	45,280
Credit card fees	2,846
Contributions	50
Flowers and Gifts	130
Insurance	15,001
Janitor and pest control	2,234
Land lease	6,000
Licenses and permits	1,090
Medical expense	30
Office expense, dues and subscriptions	2,635
Professional fees	2,496
Taxes - other	4,011
Telephone	1,747
Travel, entertainment and meals	82
Veterinarian and vet supplies	160
Total operating expenses	83,792

Income from operations	19,696

Other income (expense):
Interest income	3,828
Interest expense	(8,888)
Total other income (expense)	(5,060)

Net income	$ 14,636

See accountants’ review report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

STATEMENT OF RETAINED EARNINGS

THREE MONTHS ENDED MARCH 31, 2005

Retained earnings, beginning of year	$ 907,701

Net income	14,636

Stockholder distributions	0

Retained earnings, end of year	$ 922,337

See accountants’ review report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004

Cash flows from operating activities:
Net income	$ 14,636
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	18,222
(Increase) decrease in current assets:
Inventories	5,252
Prepaid expenses	7,098
Increase (decrease) in current liabilities:
Accounts payable	11,225
Accrued expenses	16,712
Net cash provided by operating activities	73,145

Cash flows from investing activities:
Purchases of property and equipment	(23,186)
Net cash used by investing activities	(23,186)

Cash flows from financing activities:
Repayment of note to stockholder	(23,473)
Net cash used by financing activities	(23,473)

Net increase in cash and equivalents	26,486

Cash and equivalents, beginning of year	1,035,677

Cash and equivalents, end of year	$1,062,163

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$ 9,027

See accountants’ review report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

SCHEDULE OF COST OF SALES

THREE MONTHS ENDED MARCH 31, 2005

Cost of Sales:
Concession and novelty items	$ 31,237
Salaries and wages	61,475
Animal food	23,049
Auto, truck, fuel and oil	5,862
Depreciation	18,222
Equipment rental	614
Repairs and maintenance	13,119
Taxes – payroll	5,108
Utilities	4,723

Total cost of sales	$ 163,409

See accountants’ review report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

NOTES TO THE FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2005

Note 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Ron Snider & Associates, Inc. d/b/a Wild Animal Safari operates and maintains a wild animal park for the exhibition of wild animals to the general public.

Method of Accounting

The Company prepares its financial statements on the accrual method of accounting, recognizing income when earned and expenses when incurred.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at March 31, 2005.

Inventories

Inventory consisting of concession, novelty items, and animal feed are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation is provided on the straight-line method over the estimated lives of the assets.  Expenditures that materially extend the life of an asset are capitalized, whereas expenditures for repairs are expensed as incurred.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

NOTES TO THE FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2005

Note 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Income Taxes

The stockholders of the Company have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  As such, no income taxes are reported in the accompanying financial statements.  The Company’s income or losses are passed through to the stockholders and reported on their individual income tax returns.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising costs amounted to $45,280 for the three months ended March 31, 2005.

Note 2.   INVENTORY

Inventories consisted of the following at March 31, 2005:

Animal feed	$11,589
Concession and novelty items	26,268
Total inventory	$37,857

Note 2.   PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2005:

	Estimated Useful Life

Buildings and leasehold improvements	10 to 39 years	$395,826
Animals	3 to 7 years	96,146
Machinery and equipment	5 to 7 years	738,632
Vehicles	5 years	138,419
		1,369,023
Less accumulated depreciation		(963,970)
Net property and equipment		$405,053

Depreciation expense charged to income amounted to $18,222 for the three months ended March 31, 2005.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

NOTES TO THE FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2005

Note 3.   RELATED PARTY TRANSACTIONS

The Company has an outstanding loan payable to one of the major stockholders with interest computed at 7%.  The loan is payable and due on demand.  The loan is secured by all wild animals, domesticated animals and all other assets owned by the Company.  The balance due on the loan of $500,166 at March 31, 2005 is shown in the accompanying balance sheet under the caption “Note payable – related party”.

The Company leases land from the major stockholders.  The total amount of the lease payment for the three months ended March 31, 2005 amounted to $6,000.

Note 4.   CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances with one financial institution and one brokerage account.  The cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 and the money market account through the brokerage account is insured by the Securities Investor Protection Corporation (SIPC) up to $100,000.  At March 31, 2005 the Company’s uninsured cash balances totaled $847,984.

Note 5.   SUBSEQUENT EVENTS

On November 8, 2004 the Company entered into an agreement to sell certain assets of the Company to Great American Family Parks, Inc. for a total selling price of $700,000.  The sale took place on June 13, 2005.

 RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003

(The rest of this title page purposely left blank.)

GAY & JOSEPH, C.P.A., P.C.

CERTIFIED PUBLIC ACCOUNTANTS

201 CHURCH STREET

LAGRANGE, GEORGIA 30240-2711

(706) 884-7331

INDEPENDENT AUDITOR’S REPORT

To The Board of Directors

Ron Snider & Associates, Inc.

d/b/a Wild Animal Safari

Pine Mountain, Georgia

We have audited the accompanying balance sheets of Ron Snider & Associates, Inc. d/b/a Wild Animal Safari (an S Corporation), as of December 31, 2004 and 2003, and the related statements of income, retained earnings, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our report dated February 18, 2005, we reported we were not engaged to apply audit procedures to the prior year balances of property and equipment and accumulated depreciation.  We were unable to form an opinion regarding the amounts at which property and equipment and accumulated depreciation were recorded in the balance sheets at December 31, 2004 and 2003, or the amount of depreciation expense for the years then ended.  Subsequent to the date of the original auditor’s report, we were engaged to apply audit procedures to the prior years’ balances of property and equipment and accumulated depreciation.  The audit procedures were completed on June 10, 2005, thereby allowing us to remove the original report modification.

In our opinion, the financial statements referred to above paragraph present fairly, in all material respects, the financial position of Ron Snider & Associates, Inc. d/b/a Wild Animal Safari as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The Schedule of Cost of Sales on page 9 is presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Gay & Joseph, C.P.A., P.C.

Certified Public Accountants

LaGrange, Georgia

June 10, 2005

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

BALANCE SHEETS

 DECEMBER 31, 2004 AND 2003

Assets	2004	2003
Current assets:
Cash and equivalents	$ 1,035,677	$ 1,010,582
Inventories	43,109	16,467
Prepaid expenses	21,528	16,181
Total current assets	1,100,314	1,043,230

Property and equipment	1,345,837	1,202,803
Less accumulated depreciation	(945,748)	(873,690)
Net property and equipment	400,089	329,113

Total assets	$1,500,403	$1,372,343

Liabilities and Stockholders' Equity

Current liabilities:
Note payable - related party	$523,639	$613,539
Accounts payable	15,828	42,110
Accrued expenses	12,407	12,766
Total current liabilities	551,874	668,415

Stockholders' equity:
Common stock, 10,000,000 shares authorized; 101,884 shares
issued and outstanding, no par value	40,828	40,828
Retained earnings	907,701	663,100
Total stockholders' equity	948,529	703,928

Total liabilities and stockholders' equity	$1,500,403	$1,372,343

See auditor's report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Revenues:
Gross receipts	$ 1,870,825	$ 1,682,560
Less sales taxes, discounts, and refunds	(116,695)	(106,222)
Net revenues	1,754,130	1,576,338

Cost of sales	696,550	616,028

Gross profit	1,057,580	960,310

Operating expenses:
Advertising	102,899	111,315
Bank charges	189	308
Credit card fees	17,269	14,540
Contributions	1,810	825
Insurance	44,532	38,105
Janitor and pest control	12,886	9,895
Land lease	24,000	2,400
Licenses and permits	826	3,041
Medical expense	1,516	839
Office expense, dues and subscriptions	13,042	12,007
Penalties	1,349	142
Professional fees	20,658	12,772
Taxes - other	13,785	11,125
Telephone	10,024	11,690
Travel, entertainment and meals	-0-	115
Veterinarian and vet supplies	3,761	4,592
Total operating expenses	268,546	233,711

Income from operations	789,034	726,599

Other income (expense):
Interest income	4,683	4,046
Loss on disposal of assets	-0-	(3,939)
Interest expense	(39,697)	(45,812)
Total other income (expense)	(35,014)	(45,705)

Net income	$ 754,020	$ 680,894

See auditor's report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

STATEMENTS OF RETAINED EARNINGS

YEARS ENDED DECEMBER 31, 2004  AND 2003

	2004	2003

Retained earnings, beginning of year	$ 663,101	$ 5,473

Net income	754,020	680,894

Redemption of stock	-0-	(23,266)

Stockholder distributions	(509,420)	-0-

Retained earnings, end of year	$ 907,701	$ 663,101

See auditor's report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Cash flows from operating activities:
Net income	$ 754,020	$ 680,894
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	72,624	55,431
Loss on disposal of assets	-0-	3,939
(Increase) decrease in current assets:
Inventories	(26,642)	4,513
Advances to employees	-0-	20
Prepaid expenses	(5,347)	(3,367)
Increase (decrease) in current liabilities:
Accounts payable	(26,282)	21,292
Accrued expenses	(359)	824
Net cash provided by operating activities	768,014	763,546

Cash flows from investing activities:
Proceeds from sales of property and equipment	-0-	2,500
Purchases of property and equipment	(143,599)	(113,951)
Net cash used by investing activities	(143,599)	(111,451)

Cash flows from financing activities:
Repayment of note to stockholder	(89,900)	(83,840)
Stockholder distributions	(509,420)	-0-
Net cash used by financing activities	(599,320)	(83,840)

Net increase in cash and equivalents	25,095	568,255

Cash and equivalents, beginning of year	1,010,582	442,327

Cash and equivalents, end of year	$1,035,677	$1,010,582

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$ 40,114	$ 23,267

See auditor's report and the accompanying notes

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

SCHEDULE OF COST OF SALES

YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Cost of Sales:
Concession and novelty items	$ 117,272	$ 115,369
Salaries and wages	286,098	263,618
Contract labor and temporary help	684	3,054
Animal food	71,369	58,752
Auto, truck, fuel and oil	51,703	38,687
Depreciation	72,624	55,431
Equipment rental	1,725	1,896
Repairs and maintenance	44,409	35,293
Taxes – payroll	24,722	21,392
Utilities	25,944	22,536

Total cost of sales	$ 696,550	$ 616,029

See auditor's report and the accompanying notes

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

NOTES TO THE FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Ron Snider & Associates, Inc. d/b/a Wild Animal Safari operates and maintains a wild animal park for the exhibition of wild animals to the general public.

Method of Accounting

The Company prepares its financial statements on the accrual method of accounting, recognizing income when earned and expenses when incurred.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at December 31, 2004 and 2003.

Inventories

Inventory consisting of concession, novelty items, and animal feed are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation is provided on the straight-line method over the estimated lives of the assets.  Expenditures that materially extend the life of an asset are capitalized, whereas expenditures for repairs are expensed as incurredd.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

NOTES TO THE FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Income Taxes

The stockholders of the Company have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  As such, no income taxes are reported in the accompanying financial statements.  The Company’s income or losses are passed through to the stockholders and reported on their individual income tax returns.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising costs amounted to $102,899 and $111,315 for the years ended December 31, 2004 and 2003, respectively.

Note 2. INVENTORY

Inventories consisted of the following at December 31, 2004 and 2003:

	2004	2003
Animal feed	$15,289	$ -0-
Concession and novelty items	27,820	16,467
Total inventory	$43,109	$16,467

Note 2.

PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2004 and 2003:

Estimated Useful Life
2004 2003
Buildings and leasehold Improvements	10 to 39 years	$395,826 $ 349,780
Animals	3 to 7 years	95,396 47,404
Machinery and equipment	5 to 7 years	716,196 671,668
Vehicles	5 years	138,419 133,951
1,345,837 1,202,803
Less accumulated depreciation		(945,748) (873,690)
Net property and equipment		$400,089 $ 329,113

Depreciation expense charged to income amounted to $72,624 and $55,431 for the years ended December 31, 2004 and 2003, respectively.

RON SNIDER & ASSOCIATES, INC.

d/b/a WILD ANIMAL SAFARI

NOTES TO THE FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003

Note 3.   RELATED PARTY TRANSACTIONS

The Company has an outstanding loan payable to one of the major stockholders with interest computed at 7%.  The loan is payable and due on demand.  The loan is secured by all wild animals, domesticated animals and all other assets owned by the Company.  The balance due on the loan of $523,639 at December 31, 2004 and  $613,539 at December 31, 2003, is shown in the accompanying balance sheet under the caption “Note payable – related party”.

The Company advanced funds to one shareholder during 2002.  Interest was provided on the note at 7%.  The note was due on February 19, 2003.  On January 1, 2003 The Company redeemed 1,512 shares of common stock as repayment for the outstanding balance of $23,266 on the note.

The Company leases land from the major stockholders.  The total amount of the lease payment amounted to $24,000 and $2,400 for the years ended December 31, 2004 and 2003, respectively.

Note 4.   CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances with one financial institution and one brokerage account.  The cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 and the money market account through the brokerage account is insured by the Securities Investor Protection Corporation (SIPC) up to $100,000.  At December 31, 2004 and 2003 the Company’s uninsured cash balances totaled $824,842 and $912,713, respectively.

Note 5.   SUBSEQUENT EVENTS

On November 8, 2004 the Company entered into an agreement to sell certain assets of the Company to Great American Family Parks, Inc. for a total selling price of $700,000.  The sale is expected to close in March or April 2005.

Great American Family Parks, Inc. and Subsidiary

Combined Pro-Forma Statements

The summary financial data set forth below has been derived from our audited and unaudited financial statements included in this prospectus.

The following three pages contain selected financial information related to (a) the parent corporation Great American Family Parks, Inc.,), (b) our subsidiary Wild Animal Safari, Inc., (which contains the assets we acquired from Ron Snider & Associates, Inc. on June 13, 2005), and (c) pro forma combined condensed statement of operations as if the assets of Ron Snider & Associates had been acquired as of January 1, 2005. For a more detailed discussion of the businesses and the acquisitions you should refer to the overview section in Management's Discussion and Analysis.

Great American Family Parks, Inc. and Subsidiary

Combined Pro-Forma Balance Sheets

January 1, 2005

_________________________________________________________________________________________________________

	GAFP	Ron Snider		Adjust-	Combined
	& Sub	Inc		ments

ASSETS
CURRENT ASSETS			(3)	(1,035,677)
Cash	$ 29,813	1,035,677	(1)	2,300,000
			(2)	(2,300,000)	$ 29,813

Other current assets	98,926	64,637	(3)	(64,637)	98,926
Total Current Assets	128,739	1,100,314			128,739

PROPERTY and EQUIPMENT - net of depreciation
Land	180,000	-	(2)	1,742,500	1,922,500
Buildings, equipment and animals	867,570	400,089	(2)	2,557,411	3,825,070
	1,047,570	400,089			5,747,570

OTHER ASSETS	179,356	-	(2)	(50,000)	129,356

	$ 1,355,665	$ 1,500,403			$ 6,055,665

LIABILITIES and STOCKHOLDERS EQUITY
CURRENT LIABILITIES
Notes payable - current portion	-	-	(2)	252,680	$ 252,680
Current liabilities	$ 247,285	551,874	(3)	(551,874)	247,285
Total current liabilities	247,285	551,874			499,965

LONG TERM LIABILITIES
Notes payable - net of current portion	773,609	-	(2)	2,350,000
			(2)	(252,680)	2,870,929

STOCKHOLDERS EQUITY	334,771	948,529	(1)	2,300,000
			(2)	(350,089)
			(3)	(548,440)
			(2)	(50,000)	2,634,771

	$ 1,355,665	$ 1,500,403			$ 6,055,665

Great American Family Parks,  Inc. and Subsidiaries

Pro-Forma Statements of Operations - by Division

For the Year Ended December 31, 2004 (stated in 1,000's)

_________________________________________________________________________________________________________

	GAFP	CCC	Theme		Adjust-	Combined
			Park		ments

SALES	$ -	$ 4,610	$ 1,754			$ 6,364

COST OF SALES	-	4,021	648	(4)	78	4,747

Gross Profit	-	589	1,106			2,617

EXPENSES

Administrative	281	435	317	(5)	80	1,113
Depreciation	1	100	-			101
Interest	-	52	35	(6)	141	228
	282	587	352			1,442

NET PROFIT (LOSS) -before income tax	$ (282)	$ 2	$ 754			$ 175

EARNINGS PER SHARE						$ .00

Great American Family Parks,  Inc. and Subsidiaries

Pro-Forma Statements of Operations - by Division - unaudited

For the Six Months Ended June 30, 2005 (stated in 1,000's)

_______________________________________________________________________________________________________

	GAFP	CCC	Theme		Adjust-	Combined
			Park		ments

SALES	$ -	$ 2,715	$ 919			$ 3,634

COST OF SALES	-	2,382	318	(4)	39	2,739

Gross Profit	-	333	601			895

EXPENSES

Administrative	443	228	150	(5)	50	871
Depreciation	2	44	-			46
Interest	-	28	23	(6)	65	116
	-	-	-	(7)	87	87
	445	300	173			1,120

NET PROFIT (LOSS) -before income tax	$ (445)	$ 33	$ 428			$ (225)

EARNINGS PER SHARE						$ .00

Explanation of adjustments

(1) Proceeds from planned private placement sale of common stock to be used for the purchase of the theme park

(2) Purchase of assets from Ron Snider & Associates, Inc. and other entities and $50,000 penalty on extended closing

(3) Assets not purchased and liabilities not assumed from Ron Snider & Associates, Inc.

(4) Depreciation on depreciable assets purchased for $2,778,500 - depreciation  life 7 to 39yrs - one year $78,000 - one half  year            $39,000

(5) Administrative - salaries for four additional administrative personnel

(6) Amount to increase interest on  debt assumed for the purchase of the theme park - loan amount of $2,350,000 at 7.5%

(7) Penalty paid to extend closing of purchase of the theme park - $50,000 cash - $37,500 by issuance of common stock

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The 2002 audit was performed for the previous control group of Royal Pacific Resources, Inc. (now Great American Family Parks, Inc.) by DeCoria, Maichel & Teague, PS of Spokane, Washington.  Neither the principals of Great American Family Parks nor any subsidiaries had any relationship with DeCoria, Maichel & Teague, PS, and therefore, Great American Family Parks looked to retain an auditing firm with which we could create a relationship based on our business plan.

In June 2004 Great American Family Parks commenced a private placement of securities to raise $500,000, with an associated Private Placement Memorandum.  One of the conditions of the Private Placement Memorandum was that Great American Family Parks was required to file an SB-2 with the Securities and Exchange Commission no later than forty-five (45) days from the final closing of the subscription proceeds of the Private Placement Memorandum.

It was, therefore, necessary for us to engage an auditing firm to complete an audit for us in 2003.  Aronson & Co. was chosen by our Board of Directors primarily because Aronson & Co. had performed an audit for a subsidiary of Great American Family Parks for 2001-2002 before the subsidiary was acquired by Great American Family Parks.

In September 2004 Aronson & Co. agreed to perform an audit for us for 2003.  At that time, Aronson & Co. stated both that it was very busy, and that its work for us for 2003 could only be to the extent of the services to be provided.  For these reasons, delay resulted, and we could not comply with the condition from the Private Placement Memorandum documents requiring us to file an SB-2 with the Securities and Exchange Commission no later than 45 days from the final closing of the proceeds of the Private Placement Memorandum.

On September 28, 2004, final proceeds for the subscription of the Private Placement Memorandum were disbursed to Great American Family Parks, thereby making November 12, 2004 the 45th (final) day to comply with a deadline owed subscribers of the Private Placement Memorandum.  .

On February 1, 2005, our Board of Directors convened and, as an emergency item on the agenda for the meeting, directed our President either to have the audit for Great American Family Parks for 2003 completed by Aronson & Co. forthwith; or, if necessary, in order to protect us, to recommend the services of another accounting firm able to complete the audit for us for 2003 in a timely fashion, absent those delays that might be caused by specific accounting issues.  As a result of the Board of Directors’ decision, both Aronson & Co. and Great American Family Parks then agreed that it was necessary to find another auditor.

On February 7, 2005, after considering various accounting firms, we engaged Madsen & Associates to complete the 2003 audit.  Aronson & Co. immediately made itself available to Madsen & Co. for consultation concerning the preparation by Madsen & Co. of the audit for the Company for 2003, and also sent all documents including all work papers to Madsen & Co.

During the two most recent years, Madsen & Associates has remained our sole auditor for purposes of securities-related auditing.  Additionally, Gay and Joseph of LaGrange, Georgia has been the sole auditor for Pine Mountain Wild Animal Park, and remains such for Wild Animal Safari, Inc.  Their work product as completed is forwarded to us and to Madsen & Associates for integration into our consolidated financial statement.

 PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense                                    Amount

------------------------                                 -------------

SEC Registration fee                               $4,320.68

Accounting fees and expenses                 20,000.00*

Legal fees and expenses                           50,000.00*

Miscellaneous                                               679.32*

                                                            ----------------

                       TOTAL                           $75,000.00*

                                                 ===============

*Estimated

Item 26. Recent Sales of Unregistered Securities.

Except as set forth below, there were no sales of unregistered securities by Great American Family Parks, Inc. during the past three (3) years:

On June 24, 2005, the Company completed a private offering of common stock and warrants to accredited and institutional investors. The offering resulted in the sale of 11,128,000 shares of common stock and warrants to purchase 11,128,000 shares of our common stock for which the Company received a net sum of $3,338,400.

On June 13, 2005 the Company acquired the assets of Ron Snider & Associates, Inc. (aka Pine Mountain Wild Animal Park).  As part of that transaction, the Company paid 50,000 in shares at closing for the Third Extension of the two Agreements.  Additionally, the Company agreed to pay to Ron Snider personally 150,000 in shares as one half of a three year consulting contract, said shares to be paid at the beginning of each of the three years in three equal parts.  Also, as part of the purchase agreement, the Company paid to Jason Hutcherson and Philip Michael Miller 10,000 common shares each of the Company’s stock.

On September 28, 2004, the Company completed a private offering of common stock and warrants to accredited and institutional investors. The offering resulted in the sale of 1,716,000 shares of common stock and warrants to purchase 1,716,000 shares of our common stock for which the Company received a net sum of $363,583.

On December 23, 2003 Great American Family Parks completed the acquisition of all member interests in Crossroads Convenience Center, LLC from Great Western Parks LLC by the issuance of 27,067,000 shares of its common capital stock.

On December 19, 2003 the Company issued 600,000 restricted common shares to two individuals for consulting services.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Great American Family Parks or executive officers of Great American Family Parks, and transfer was restricted by Great American Family Parks in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Item 27. Exhibits.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Great American Family Parks, Inc., a Nevada corporation.

3.1

Articles of Incorporation of Great American Family Parks, Inc. dated July 17, 2002 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

3.2

Amended Articles of Incorporation of Great American Family Parks, Inc. dated January 26, 2004 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

3.3

Bylaws of Great American Family Parks, Inc. dated January 30, 2004 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

3.4

Great American Family Parks 2005 Stock Option Plan dated February 1, 2005 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

4.1

Unit Purchase Agreement, 2004 private placement, dated June 10, 2004 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

4.2

Common Stock Purchase Warrant, 2004 private placement (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

4.3

Registration Rights Agreement, 2004 private placement (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

4.4         Subscription Agreement and Investor Questionnaire, 2005 private placement (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

4.5

Common Stock Purchase Warrant, 2005 private placement (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

4.6

Registration Rights Agreement, 2005 private placement (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

5.1

Consent of Sichenzia Ross Friedman Ference LLP.

10.1

Stock Purchase Agreement between Great Western Parks, LLC and Royal Pacific Resources, Inc. dated  December 19, 2003 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.2

Agreement for Purchase of Assets for Wild Animal Safari Park Acquisition dated November 8, 2004 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.3

Real Estate Purchase Agreement for Wild Animal Safari Park Acquisition dated November 8, 2004 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.4

First Amendment to Agreement for Purchase of Assets for Wild Animal Safari Park Acquisition dated February 18, 2005 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.5

First Amendment to Real Estate Purchase Agreement for Wild Animal Safari Park Acquisition dated February 18, 2005 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.6

Second Amendment to Agreement for Purchase of Assets for Wild Animal Safari Park Acquisition dated May 2, 2005 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.7

Second Amendment to Real Estate Purchase Agreement for Wild Animal Safari Park Acquisition dated May 2, 2005 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.8

Third Amendment to Agreement for Purchase of Assets for Wild Animal Safari Park Acquisition dated May 31, 2005 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.9

Third Amendment to Real Estate Purchase Agreement for Wild Animal Safari Park Acquisition dated May 31, 2005 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.10

Fourth Amendment to Agreement for Purchase of Assets for Wild Animal Safari Park Acquisition dated June 13, 2005 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.11

Fourth Amendment to Real Estate Purchase Agreement for Wild Animal Safari Park Acquisition dated June 13, 2005 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.12

Consulting Agreement between Great American Family Parks, Inc. and National Financial Communications Corp.

 dated November 15, 2004 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.13

Agreement between Great American Family Parks, Inc. and Mark Wachs & Associates dated July 25, 2005 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.14

Consulting Agreement between Great American Family Parks, Inc. and Ron Snider (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.15

Employment Agreement between Great American Family Parks, Inc. and Larry Eastland (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.16

Employment Agreement between Great American Family Parks, Inc. and James Meikle (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.17

Employment Agreement between Great American Family Parks, Inc. and Dale Van Voorhis (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.18

Employment Agreement between Great American Family Parks, Inc. and Jack Klosterman (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.19

Employment Agreement between Great American Family Parks, Inc. and Jason Hutcherson (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

10.20

Employment Agreement between Great American Family Parks, Inc. and Philip Michael Miller (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

21

List of Subsidiaries (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on August 4, 2005).

23.1       Consent of Independent Certified Public Accountant – Madsen & Associates CPA’s Inc.

23.2       Consent of Independent Certified Public Accountant - Gay & Joseph, CPA's, PC

23.3       Consent of Sichenzia Ross Friedman Ference LLP (see Exhibit 5.1).

 UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Great American Family Parks, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eagle, State of Idaho on the 21st day of October 2005.

GREAT AMERICAN FAMILY PARKS, INC.

Name: /s/ Larry L. Eastland ---------------- Larry L. Eastland Title: President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

 POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard A. Friedman his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2/A has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                                        TITLE                                   DATE

----------------------------              -------------------------------------        ------------------------

By: /s/ Larry L. Eastland            President, Chief Executive               October 21, 2005

   -----------------------                  Officer and Chairman of the

        Larry L. Eastland                   Board of Directors

                                                  (Principal Executive Officer)

By: /s/ Jane Klosterman                          Director                               October 21, 2005

   -----------------------

        Jane Klosterman

By: /s/ Dale W. Van Voorhis                  Director                               October 21, 2005

   -----------------------                     (Principal Financial and

    Dale W. Van Voorhis                  Accounting Officer)